$200,000,000


                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of February 12, 1999

                                      Among

                               GLENOIT CORPORATION

                                  as Borrower,

                                       and

                             THE RESTATEMENT LENDERS
                                  NAMED HEREIN

                                       and

                           BANQUE NATIONALE DE PARIS,

              as Agent, Arranger, Issuing Bank and Swing Line Bank

                                       and

                              FLEET NATIONAL BANK,

                              as Syndication Agent

                                       and

                             LASALLE NATIONAL BANK,

                             as Documentation Agent

                         T A B L E  O F  C O N T E N T S

SECTION                                                                     PAGE

                                      ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
 1.01.  Certain Defined Terms..................................................2
 1.02.  Computation of Time Periods; Other Definitional Provisions............40
 1.03.  Accounting Terms......................................................40

                            ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE
 LETTERS OF CREDIT
 2.01.  The Advances..........................................................40
 2.02.  Making the Advances...................................................42
 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit....44
 2.04.  Repayment of Advances.................................................46
 2.05.  Termination or Reduction of the Commitments...........................49
 2.06.  Prepayments...........................................................50
 2.07.  Interest..............................................................52
 2.08.  Fees..................................................................53
 2.09.  Conversion of Advances................................................54
 2.10.  Increased Costs, Etc..................................................55
 2.11.  Payments and Computations.............................................57
 2.12.  Taxes.................................................................58
 2.13.  Sharing of Payments, Etc..............................................60
 2.14.  Use of Proceeds.......................................................61
 2.15.  Evidence of Debt......................................................62

                                               ARTICLE III CONDITIONS OF LENDING
 3.01.  Conditions Precedent to the Third Restatement Date....................63
 3.02.  Conditions Precedent to Each Borrowing, Swing Line
                  Advance and Issuance........................................72
 3.03.  Determinations Under Section 3.01.....................................73

                                       ARTICLE IV REPRESENTATIONS AND WARRANTIES
 4.01.  Representations and Warranties of the Loan Parties....................73

                                             ARTICLE V COVENANTS OF THE BORROWER
 5.01.  Affirmative Covenants.................................................83
 5.02.  Negative Covenants....................................................88
 5.03.  Reporting Requirements................................................97
 5.04.  Financial Covenants..................................................101

                                                    ARTICLE VI EVENTS OF DEFAULT
 6.01.  Events of Default....................................................104
 6.02.  Actions in Respect of the Letters of Credit upon Default.............107

                                                           ARTICLE VII THE AGENT
 7.01.  Authorization and Action.............................................108
 7.02.  Agent's Reliance, Etc................................................108

 7.03.  BNP and Affiliates...................................................109
 7.04.  Lender Party Credit Decision.........................................109
 7.05.  Indemnification......................................................109
 7.06.  Successor Agents.....................................................111
 7.07  Agents................................................................111

                                                      ARTICLE VIII MISCELLANEOUS
 8.01.  Amendments, Etc......................................................111
 8.02.  Notices, Etc.........................................................112
 8.03.  No Waiver; Remedies..................................................113
 8.04.  Costs and Expenses...................................................113
 8.05.  Right of Set-off.....................................................114
 8.06.  Binding Effect.......................................................115
 8.07.  Assignments and Participations.......................................115
 8.08.  Execution in Counterparts............................................118
 8.09.  No Liability of the Issuing Bank.....................................118
 8.10.  Confidentiality......................................................118
 8.11.  Jurisdiction, Etc....................................................119
 8.12.  Final Agreement......................................................119
 8.13.  Governing Law........................................................119
 8.14.  Waiver of Jury Trial.................................................119

SCHEDULES

Schedule I            -  Commitments and Applicable Lending Offices

Schedule II           -  EBITDA

Schedule 3.01(h)(i)   -  Existing Debt

Schedule 3.01(h)(ii)  -  Surviving Debt

Schedule 4.01(a)      -  Share Ownership and Investor Group

Schedule 4.01(b)      -  Subsidiaries

Schedule 4.01(d)      -  Authorizations, Approvals, Actions, Notices and Filings

Schedule 4.01(m)      -  Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(u)      -  Environmental Items

Schedule 4.01(aa)     -  Open Years

Schedule 4.01(bb)     -  Tax Liabilities

Schedule 4.01(gg)     -  Owned Real Property

Schedule 4.01(hh)     -  Leased Real Property

Schedule 4.01(ii)     -  Investments

Schedule 4.01(jj)     -  Intellectual Property

Schedule 5.02(a)(iii) -  Existing Liens

EXHIBITS

Exhibit A-1  -  Form of Term A Note

Exhibit A-2  -  Form of Term B Note

Exhibit A-3  -  Form of Working Capital Note

Exhibit B    -  Form of Notice of Borrowing

Exhibit C    -  Form of Assignment and Acceptance

Exhibit D-1  -  Form of Amended and Restated Security Agreement

Exhibit D-2  -  Form of Deed of Charge

Exhibit E-1  -  Form of Modification and Extension Agreement

Exhibit E-2  -  Form of Deed of Trust

Exhibit F-1  -  Form of Parent Guarantee

Exhibit F-2  -  Form of U.S. Subsidiary Guarantee

Exhibit G    -  Form of Intercompany Subordination Agreement

Exhibit H    -  Form of Solvency Certificate

Exhibit I    -  Form of Borrowing Base Certificate

Exhibit J    -  Form of Opinion of Special Counsel to the Loan Parties

Exhibit K    -  Form of Third Restatement Assignment Agreement

Exhibit L    -  Form of Opinion of North Carolina Counsel to the Loan Parties

Exhibit M    -  Form of Opinion of Arkansas Counsel to the Loan Parties

Exhibit N    -  Form of Glenoit of Canada Consent

Exhibit O    -  Form of Junior Noteholders Undertaking

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 12, 1999 among Glenoit Corporation, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Restatement Lenders (the "RESTATEMENT LENDERS"), the bank listed on the signature pages hereof as the Issuing Bank (the "ISSUING BANK"), Banque Nationale de Paris ("BNP"), as the swing line bank (the "SWING LINE BANK") and as administrative agent (together with any successor appointed pursuant to Article VII, the "AGENT") for the Lender Parties (as hereinafter defined) and arranger (the "ARRANGER"), Fleet National Bank as syndication agent (the "SYNDICATION AGENT"), and LaSalle National Bank, as documentation agent (the "DOCUMENTATION AGENT"; and, together with the Agent and the Syndication Agent, the "AGENTS").

PRELIMINARY STATEMENTS:

                  (1) The Borrower and Glenoit Mills, Inc. ("MILLS") entered into a Second Amended and Restated Credit Agreement dated as of April 1, 1997 with the "Restatement Lenders" (as defined therein) and the "Initial Issuing Bank" (as defined therein; together with such "Restatement Lenders", the "EXISTING LENDERS") named therein and the Agent, as amended by Amendment No. 1 dated as of April 27, 1997, the First Amendment and Waiver dated as of July 10, 1997, the Second Amendment and Waiver dated as of October 2, 1998 and the Third Amendment and Waiver dated as of October 30, 1998 (as so amended, the "EXISTING CREDIT AGREEMENT").

                  (2) The Existing Lenders and the Borrower have agreed further to amend and restate the Existing Credit Agreement in order to allow the Existing Lenders to assign their "Commitments" (as defined in the Existing Credit Agreement) to the Restatement Lenders hereunder, and to modify such "Commitments" (as defined in the Existing Credit Agreement) in order to (i) pay transaction fees and expenses in connection with the transactions contemplated hereunder, (ii) finance the acquisition of Ex-Cell Home Fashions, Inc., a New York corporation ("EX-CELL", and, together with each of its Subsidiaries, the "EX-CELL GROUP") by the Borrower, pursuant to the Stock Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "PURCHASE Agreement"; such acquisition and the transactions related thereto and contemplated thereunder, including, without limitation, the acquisition (the "ANSAM ASSET ACQUISITION") by Ex-Cell of the membership interests of Ansam Realty Company, LLC, a North Carolina limited liability company ("ANSAM") prior to the Borrower's acquisition of Ex-Cell, being the "TRANSACTION") dated as of February 12, 1999 among the Borrower, as purchaser, and Arnold Angerman, Irving Angerman, Samuel Samelson, Trust F/B/O Arnold C. Angerman U/T/A dated November 10, 1998 and Trust F/B/O/ Sandra E. Koch U/T/A dated November 10, 1998, as sellers (each a "SELLER", and, collectively, the "SELLERS"), (iii) finance the working capital of the Borrower and its Subsidiaries and (iv) provide funds for other general corporate purposes permitted hereunder. The Restatement Lenders have indicated their willingness to agree further to amend and restate the Existing Credit Agreement and to lend such amounts on the terms and conditions of this Agreement.

                  (3) Simultaneously with the execution hereof, the Existing Lenders have entered into an Assignment Agreement in the form of Exhibit K attached hereto dated as of the date hereof (the "THIRD RESTATEMENT ASSIGNMENT AGREEMENT"), with the Restatement Lenders pursuant to which such Existing Lenders have agreed to sell and assign to the Restatement Lenders, and the Restatement Lenders have agreed to purchase and assume, as of the Third Restatement Date (as defined below), all of such Existing Lenders' rights and obligations under the Existing Credit Agreement on the terms set forth in the Third Restatement Assignment Agreement. After giving effect to such sale and assignment as of the Third Restatement Date, the Commitments of and the amount of Advances owing to each of the Restatement Lenders will be as set forth on
Schedule I.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 3.01, the Existing Credit Agreement is amended and restated in its entirety to read as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTS RECEIVABLE MANAGEMENT AGREEMENT" means the Accounts Receivable Management Agreement dated as of December 14, 1995 by and between the Borrower (as the successor of Mills) and BNY Financial Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "ADJUSTED EBITDA" means, for any Rolling Period, Consolidated EBITDA of the Borrower and its Subsidiaries plus with respect to any Investment which constitutes an acquisition of a Related Textile Business, EBITDA of such Related Textile Business for such Rolling Period or such shorter period, as appropriate, ending on the last day of the Fiscal Month immediately preceding the date of such Related Textile Investment if the Lender Parties shall have received financial information of such Related Textile Business acceptable to the Agent.

                  "ADVANCE" means a Term A Advance, a Term B Advance, a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03 or such other account maintained by the Agent and designated by the Agent in a written notice to the Lender Parties and the Borrower.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "AMPAC" means American Pacific Enterprises, Inc., an Ohio corporation and a directly, wholly owned Subsidiary of the Borrower.

                  "AMPAC DEFERRED ACQUISITION EXPENSE" means the earn-out payments, whether paid or accrued, payable by the Borrower pursuant to, and in accordance with, Article III of the AmPac Stock Purchase Agreement.

                  "AMPAC STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of October 2, 1998 by and among the Borrower, AmPac, Steven J. Block, Jeffrey J. Block, Gregory D. Block, the Jeffrey J. and Karen Block Revocable Trust and the Block/Lautenbach Revocable Trust, as amended, supplemented or otherwise modified from time to time.

                  "ANNUALIZATION FACTOR" means a fraction, the numerator of which is the number 12 and the denominator of which is the number of months elapsed since the first day of the month immediately preceding the Third Restatement Date.

                  "ANSAM" has the meaning specified in the Preliminary Statements to this Agreement.

                  "ANSAM ASSET ACQUISITION" has the meaning specified in the Preliminary Statements to this Agreement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means (a) with respect to Advances outstanding under the Term A Facility or the Working Capital Facility, a percentage per annum determined as set forth below:

         FACILITY                       BASE RATE ADVANCES          EURODOLLAR RATE ADVANCES
         Term A Facility                        1.75%                         3.00%

         Working Capital Facility               1.75%                         3.00%

         provided, however, that the Applicable Margin for the Term A Facility and the Working Capital Facility shall be, as of any date following the date on which the financial information for the Rolling Period ended July 31, 1999 is required to be delivered pursuant to Section 5.03(b), a percentage per annum determined by reference to the Total

         Leverage Ratio for the Rolling Period ended on or most recently prior to such date as set forth below:

             Total Leverage Ratio                                  Base Rate      Eurodollar
                                                                   Advances       Rate Advances
             ----------------------------------------------------------------------------------
             Level I
                less than 3.5 to 1.00                                1.25%           2.50%
             ----------------------------------------------------------------------------------
             Level II
                less than 4.5 to 1.00 but greater than or
                equal to 3.5 to 1.00                                 1.50%           2.75%
             ----------------------------------------------------------------------------------
             Level III
                 greater than or equal to 4.5 to 1.00                1.75%           3.00%
             ----------------------------------------------------------------------------------

         The Applicable Margin for each Term A Advance and Working Capital Advance shall be determined by reference to the Total Leverage Ratio in effect from time to time; provided, however, that (i) no change in such Applicable Margin shall be effective until three Business Days after the date on which the Agent receives the financial information required to be delivered pursuant to Section 5.03(b) and (ii) such Applicable Margin shall be at Level III for so long as the Borrower has not submitted to the Agent the information described in clause (i) of this proviso as and when required under Section 5.03(b), and

                  (b) with respect to Advances outstanding under the Term B Facility, 2.50% per annum for Base Rate Advances and 3.75% per annum for Eurodollar Rate Advances.

                  "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A, Term B or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to
         Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by BNP in
                  New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                           (b) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BNP" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER INFORMATION" means any and all of the written information provided by or on behalf of the Borrower to the Agent in connection with the syndication of this Agreement (including any written materials, financial statements and financial projections and any amendments, supplements, schedules and exhibits thereto).

                  "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20041000123, or such other account as the Borrower and the Agent may from time to time designate as the "Borrower's Account".

                  "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Swing Line Borrowing or a Working Capital Borrowing.

                  "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit J hereto, duly certified by the chief financial officer of the Borrower.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CANADIAN SUBSIDIARY" means any Subsidiary organized under the laws of any province of Canada or the federal laws of Canada.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CARRY OVER AMOUNT" has the meaning specified in Section 5.04(c).

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.06(b)(vi).

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., (d) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above or with securities dealers of recognized national standing, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the comptroller of the Currency on October 31, 1985 (the "SUPERVISORY POLICY"), and provided further that possession or control of the underlying securities is established as provided in the Supervisory Policy, or (e) Investments in money market or mutual funds that invest in Cash Equivalents of the types described in clause (a), (b) or (c) above.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

                  "COLLATERAL DOCUMENTS" means the Third Amended and Restated Security Agreement, the Glenoit of Canada Collateral Documents, any Deed of Charge, and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Working Capital Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

                  "CONFIDENTIAL INFORMATION" means information that the Loan Parties and their Subsidiaries furnish to the Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than any Loan Party or any of their Subsidiaries.

                  "CONSOLIDATED" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination excluding Funded Debt and (b) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

                  "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends,
         (h) all Obligations of such Person in respect of Hedge Agreements valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all Debt referred to in clauses (a) through (i) above and other payment obligations of any Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "DECLINING LENDER" has the meaning specified in Section
         2.06(c).

                  "DEED OF CHARGE" has the meaning specified in Section 30.1(i)(xxv).

                  "DEED OF TRUST" has the meaning specified in Section 3.01(i)(xi).

                  "DEED OF TRUST POLICIES" has the meaning specified in Section 3.01(i)(x)(B).

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means, for any period, the sum (without duplication) determined on a Consolidated basis of (a) net income (or net loss), plus (b) the sum of (i) Interest Expense,

         (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary or unusual losses deducted in calculating net income (or net loss), (vi) non-cash expenses or charges, including, without limitation, any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 and 112 (as defined by generally accepted accounting principles) to the extent that the accrued portion thereof constitutes a non-cash expense or charge, any cost of sales arising from a step-up of inventory values as a result of applying purchase accounting and any non-cash compensation expense or charge for the Borrower determined in accordance with GAAP for each such period, and (vii) AmPac Deferred Acquisition Expense, less (c) the sum of (i) extraordinary or unusual gains added in calculating net income (or net loss) and (ii) all dividends made pursuant to Section 5.02(g)(iii)(B), in each case determined in accordance with GAAP for such period; provided that, for each Fiscal Month ended prior to the Third Restatement Date, "EBITDA" for each such Fiscal Month shall be the amount as set forth on Schedule II.

                  "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Facility): (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Agent, so long as no Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower and, with respect to any eligible Assignee that becomes a Working Capital Lender, the Issuing Bank, any such approval in either case not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under clause (iii), (iv) or (v) of clause (a) of this definition and is approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ELIGIBLE COLLATERAL" means, collectively, Eligible Inventory and Eligible Receivables.

                  "ELIGIBLE INVENTORY" means any Inventory owned by the Borrower and its Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

                           (a) Inventory located on leaseholds as to which the
                  lessor has not entered into a consent and agreement providing the Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be acceptable to the Agent;

                           (b) Inventory that is obsolete, unusable or otherwise
                  unavailable for sale or that consists of goods related or giving rise to an Ex-Cell Program Receivable whether or not such goods have been returned or rejected;

                           (c) Inventory with respect to which the
                  representations and warranties set forth Section 8 of the Third Amended and Restated Security Agreement applicable to Inventory are not true and correct;

                           (d) Inventory consisting of promotional, marketing,
                  packaging or shipping materials and supplies;

                           (e) Inventory that fails to meet all standards
                  imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

                           (f) Inventory that is subject to any licensing,
                  patent, royalty, trademark, trade name or copyright agreement with any third party from whom the Borrower or any of its Subsidiaries has received written notice of a dispute in respect of any such agreement;

                           (g) Inventory located outside the United States or
                  Canada other than Inventory in transit to the Borrower by common carrier in the ordinary course of business and insured under policies of insurance acceptable to the Agent;

                           (h) Inventory that is not in the possession of or
                  under the sole control of the Borrower or any of its Subsidiaries unless the Agent shall have approved a Landlord Consent or other arrangement acceptable to it or such Inventory is Off-Site Inventory;

                           (i) Inventory consisting of work in progress; and

                           (j) Inventory in respect of which the Collateral
                  Documents, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations or as to which other Liens exist, other than Permitted Liens.

         The value of such Eligible Inventory shall be its book value determined in accordance with the "first-in, first-out" method of accounting for inventory and in accordance with GAAP unless the Agent determines, in its reasonable discretion (taking into consideration, among other factors, cost and liquidation value), that such Eligible Inventory shall be valued at a lower value.

                  "ELIGIBLE RECEIVABLES" means any Receivables owned by the Borrower and its Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

                           (a) Receivables that do not arise out of sales of
                  goods or rendering of services in the ordinary course of the Borrower's and its Subsidiaries' business (other than such Receivables arising out of the Accounts Receivable Management Agreement);

                           (b) Receivables on terms other than those in the
                  ordinary course of the Borrower's and its Subsidiaries' business;

                           (c) Receivables owing from any Person that is an
                  Affiliate of the Borrower or its Subsidiaries;

                           (d) Receivables more than 210 days past original
                  invoice date or more than 60 days past the date due;

                           (e) Receivables owing from any Person from which an
                  aggregate amount of more than 25% of the Receivables owing is more than 60 days past due;

                           (f) Receivables owing from any Person (i) that has
                  disputed liability for any Receivable owing from such Person or (ii) that has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise; provided, however, that if such disputed Receivables constitute 25% or less of the Receivables owing from such Person, Receivables owing from such Person shall be excluded from the definition of "Eligible Receivables" by this clause
                  (f) only to the extent of such disputed Receivables;

                           (g) Receivables owing from any Person that shall take
                  or be the subject of any action or proceeding of a type described in Section 6.01(g), except for Receivables due from a Person which is a debtor-in-possession under and as defined in Chapter 11 of the U.S. Bankruptcy Code that has received post-petition financing pursuant to a working capital facility which has a maturity date no earlier than 120 days following the invoice date of such Receivable;

                           (h) Receivables (i) owing from any Person that is
                  also a supplier to or creditor of the Borrower or its Subsidiaries unless such Person has waived any right of set-off in a manner acceptable to the Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower or its Subsidiaries to discounts on future purchase therefrom;

                           (i) Receivables arising out of sales to account
                  debtors outside the United States or Canada, unless backed by a letter of credit issued by (A) a bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000 or (B) a Lender Party or any other financial institution acceptable to the Agent;

                           (j) Receivables arising out of sales on a
                  bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back, except for Receivables, in a maximum amount not to exceed $2,000,000 at any time outstanding, arising out of sales on a bill and hold basis pursuant to the terms of agreements and arrangements in existence or on substantially the same terms as those in existence on the Third Restatement Date;

                           (k) Receivables owing from an account debtor that is
                  an agency, department or instrumentality of the United States or any State thereof, except for such Receivables in a maximum amount not to exceed $1,000,000 at any time outstanding;

                           (l) Receivables in respect of which the Third Amended
                  and Restated Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Agent for the benefit of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens; and

                           (m) Receivables that are Ex-Cell Program Receivables
                  and not otherwise excluded pursuant to this definition.

         The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Agent determines, in its reasonable discretion, that such Eligible Receivables shall be valued at a lower value.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages arising under Environmental Laws and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising under Environmental Laws.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, or decree or any judicial or agency interpretation, policy or guidance having the force and effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
         (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EX-CELL" has the meaning specified in the Preliminary Statements to this Agreement.

                  "EX-CELL BENTONVILLE" means Ex-Cell of Bentonville, Inc., an Arkansas corporation and a directly or indirectly wholly owned Subsidiary of Ex-Cell.

                  "EX-CELL (CHINA)" means Ex-Cell Home Fashions (China), Ltd., a corporation organized under the laws of Hong Kong and an indirectly, wholly owned Subsidiary of the Borrower.

                  "EX-CELL FACTORING PROGRAM" means the factoring arrangement between Ex-Cell, as seller, and Capital Factors, Inc., as factor, pursuant to the Factoring Agreement dated as of October 16, 1990 as amended by the amendments dated as of February 10, 1995 and February 12, 1999 (as such agreement may be further amended, supplemented or modified from time to time solely in accordance with the terms and conditions hereof and upon the Agent's prior written consent, the "EX-CELL PROGRAM AGREEMENT").

                  "EX-CELL (FAR EAST)" means Ex-Cell Home Fashions (Far East), Ltd., a corporation organized under the laws of Hong Kong and an indirectly, wholly owned Subsidiary of the Borrower.

                  "EX-CELL GROUP" has the meaning specified in the Preliminary Statements to this Agreement.

                  "EX-CELL (H.K.)" means Ex-Cell Home Fashions (H.K.), Limited, a corporation organized under the laws of Hong Kong and an indirectly, wholly owned Subsidiary of the Borrower.

                  "EX-CELL PROGRAM PURCHASER" means a "Factor" as defined in the Ex-Cell Program Agreement.

                  "EX-CELL PROGRAM RECEIVABLE" means any Receivable (a) owned by Ex-Cell immediately prior to such Receivable being purchased under the Ex-Cell Factoring Program or (b) owned by Ex-Cell and eligible to be purchased under the Ex-Cell Factoring Program or (c) owned by Ex-Cell and subject to a Lien in favor of an Ex-Cell Program Purchaser.

                  "EXCESS CASH FLOW" means, for any period, the sum of (a) Consolidated pretax income (or pretax loss) of the Borrower and its Subsidiaries for such period less (b) Consolidated income tax expense of the Borrower and its Subsidiaries for such period plus (c) an amount equal to the aggregate amount of all noncash charges and deferred taxes deducted in arriving at Consolidated net income (or loss) for each such period plus (d) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period less (e) an amount equal to the aggregate amount of all noncash credits and deferred taxes included in arriving at such Consolidated net income (or net loss) less (f) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period less (g) an amount equal to the amount of all Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement less (h) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period, together with any optional prepayments of Term Advances made during such period in accordance with Section 2.06(a) less (i) the amount (without duplication) of cash dividends paid by the Borrower during such period pursuant to Section 5.02(g) less (j) an amount equal to the change, if any, during such period in the aggregate amount of the refundable advances and deposits referred to in Section 5.02(f)(v) less (k) the amount of any mandatory prepayments of any Advances made during such period pursuant to Section 2.06(b)(ii)(A) to the extent included in pretax income for such period less (l) less the amount of any mandatory prepayment of any Advances made during such period pursuant to Section 2.06(b)(ii)(D) to the extent such mandatory prepayment has been included in any of clauses (a) through (k) above less (m) the Carry Over Amount for such period plus (n) the Carry Over Amount for the prior period not spent in such period.

                  "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

                  "EXISTING DEBT" means Debt of the Loan Parties outstanding immediately before the effectiveness of the Third Amended and Restated Credit Agreement and identified on Schedule 3.01(h)(i).

                  "EXISTING DEED OF TRUST" has the meaning specified in Section 3.01(i)(x).

                  "EXISTING LENDER" means lenders party to the Existing Credit Agreement.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, judgments, payments made in connection with the settlement of litigation or the release of any claim, Purchase Price Adjustments (as defined in the Purchase Agreement or comparable payments in any other purchase and sale agreement) (other than any Purchase Price Adjustment due to changes in working capital); provided, however, that an Extraordinary Receipt shall not include (a) cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or to purchase like equipment, fixed assets or real property, as the case may be, in each case in accordance with the terms of the Loan Documents, so long as (i) such Person shall have entered into binding commitments for the acquisition of such equipment, fixed assets or real property on or prior to the 120th day after receipt of such Extraordinary Receipt and
         (ii) such application is made by such Person within twelve or six months after the occurrence of such damage or loss, in the case of real property and any other type of property, respectively, or (b) 50% of any tax refund for Fiscal Year 1999 and thereafter or any pension plan reversion.

                  "FACILITY" means the Term A Facility, the Term B Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Dow Jones Markets service on page five of its daily report as the "ASK" as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Dow Jones Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTERS" means each agreement, as amended, amended and restated, supplemented or otherwise modified from time to time entered into between any Loan Party and the Agent or the Issuing Bank with respect to the payment of fees or other amounts relating to the Facilities.

                  "FISCAL MONTH" means each of the first four calendar weeks, the next successive period of four calendar weeks and the last five calendar weeks in each Fiscal Quarter.

                  "FISCAL QUARTER" means, with respect to any Person, (a) with respect to the first Fiscal Quarter of any Fiscal Year, the first 13 calendar weeks of such Fiscal Year, (b) with respect to the second Fiscal Quarter of any Fiscal Year, the next successive period of 13 calendar weeks in such Fiscal Year, (c) with respect to the third Fiscal Quarter of any Fiscal Year, the next successive period of 13 calendar weeks in such Fiscal Year, and (d) with respect to the last Fiscal Quarter of any Fiscal Year, the period of time after the first three Fiscal Quarters of such Fiscal Year through the last day of such Fiscal Year.

                  "FISCAL YEAR" means, with respect to any Person, a year of 52 or 53 weeks, as the case may be, ending on the Saturday closest to the first day of January in any calendar year, and such Fiscal Year, when referred to from time to time herein by reference to a calendar year shall be the Fiscal Year which includes January 30th of such calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) Adjusted EBITDA for such period less the sum of (i) Capital Expenditures of the Borrower and its Subsidiaries for such period and (ii) income taxes of the Borrower and its Subsidiaries that have been paid in cash during such period to (b) the sum of (i) Consolidated Interest Expense for such period (other than amortization of original issue discount and paid-in-kind interest), (ii) regularly scheduled principal payments of Consolidated Funded Debt made during such period

         (other than any such payments of "Advances" under the Existing Credit Agreement), (iii) the aggregate amount of cash dividends paid during such period by the Borrower to Universal pursuant to Sections 5.02(g)(iii)(A); provided, however, that with respect to each calculation made prior to one year following the Third Restatement Date, amounts determined with respect to clause (b)(i) above shall be calculated by multiplying such amount from and after the Fiscal Month commencing in February, 1999 by the Annualization Factor; provided further that for purposes of calculating the Fixed Charge Coverage Ratio for each Fiscal Quarter ending in Fiscal Year 1999, the term "Capital Expenditures" shall not include up to $1,500,000 of expenditures made, or Debt assumed or incurred, during such period in connection with the upgrade of management information systems of the Borrower and its Subsidiaries or Capital Expenditures made prior to February 2, 1999.

                  "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof.

                  "FUNDED DEBT" of any Person means Debt of such Person (other than Debt described in clauses (f), (h), (i) and (j) of the definition thereof) that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination; provided, however, that the definition of "Funded Debt" shall not include any Debt arising pursuant to the terms of the Accounts Receivable Management Agreement.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GLENOIT ASSETS CORP." means Glenoit Assets Corp., a Delaware corporation and a direct, wholly owned Subsidiary of the Borrower.

                  "GLENOIT OF CANADA" means Glenoit Corporation of Canada, Inc., a corporation incorporated under the federal laws of Canada and a directly, wholly owned Subsidiary of the Borrower.

                  "GLENOIT OF CANADA ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement made September 15, 1997 between Collins & Aikman Canada Inc., as vendor, and Glenoit of Canada, as purchaser.

                  "GLENOIT OF CANADA COLLATERAL DOCUMENTS" means each of (i) the Guarantee dated as of September 12, 1997 made by Glenoit of Canada in favor of the Secured

         Parties referred to therein and the Agent, (ii) the Assignment of Material Agreement dated September 15 made among Glenoit of Canada, Collins & Aikman Canada, Inc., and the Agent, (iii) the Assignment of Insurance dated as of September 12, 1997 made by Glenoit of Canada to and in favor of the Agent, (iv) the Demand Debenture dated as of September 12, 1997 made by Glenoit of Canada and the Agent, as holder,
         (v) the Debenture Pledge Agreement dated as of September 12, 1997 made by Glenoit of Canada to and in favor of the Agent, (vi) the Charge/Mortgage of Land made by Glenoit of Canada, as chargor, and the Agent, as chargee, and (iv) the securities registrations made in connection therewith.

                  "GLENOIT OF CANADA CONSENT" has the meaning specified in
         Section 3.01(i)(ix).

                  "GRAND AVENUE" means Grand Avenue Corp., a Delaware corporation and a directly or indirectly, wholly owned Subsidiary of the Borrower.

                  "GUARANTEES" has the meaning specified in Section
         3.01(i)(xii).

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or any of its Affiliates in its capacity as a party to a Secured Hedge Agreement.

                  "INDEMNIFIED COST" has the meaning specified in Section 7.05.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INTERCOMPANY SUBORDINATION AGREEMENT" has the meaning specified in Section 5.02(b)(ii)(B).

                  "INTEREST COVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) Adjusted EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period (other than amortization of original issue discount and paid-in-kind interest) and (ii) the aggregate amount of cash dividends paid during such period by the Borrower to Universal pursuant to
         Section 5.02(g)(ii); provided, however, that with respect to each calculation made prior to one year following the Third Restatement Date, Consolidated Interest Expense shall be calculated by multiplying Interest Expense from and after February 2, 1999 by the Annualization Factor.

                  "INTEREST EXPENSE" means, with respect to any Person for any period, the amount by which (i) interest expense (including the interest component on obligations under Capitalized Leases), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit) and (c) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements exceeds (ii) interest income, whether paid or accrued, of such Person for such period.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Third Amended and Restated Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person and any transfer or redeployment of equipment from any other Person to such Person.

                  "INVESTOR GROUP" means CVC, the employees of CVC, CCT Partners II, L.P., a Delaware limited partnership, Mr. John M. O'Mara, an individual residing in Darien, Connecticut, Soannes and Mr. Thomas O'Gorman, an individual residing in New York, New York.

                  "IRIS" means Iris Holdings, Inc., a Delaware corporation.

                  "ISSUING BANK" means BNP and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
         Section 8.07.

                  "JUNIOR NOTEHOLDERS UNDERTAKING" has the meaning specified in
         Section 3.01(i)(xxiv).

                  "JUNIOR NOTES" means (i) the Junior PIK Subordinated Note due December 14, 2005, issued by Universal to CVC in an aggregate principal amount of $12,000,000, (ii) the Junior PIK Subordinated Note due December 14, 2005, issued by Universal to Soannes in an aggregate principal amount of $800,000, (iii) the Junior PIK Subordinated Note due December 14, 2005, issued by Universal to Soannes in an aggregate principal amount of $800,000 and assigned by Soannes to Mr. Thomas O'Gorman, an individual residing in New York, New York, and (iv) notes evidencing paid-in-kind interest issued pursuant to the foregoing.

                  "KEY EMPLOYEE EMPLOYMENT AGREEMENT" means each of (i) the employment agreement dated as of December 14, 1995 between Universal and Mr. Thomas O'Gorman, an individual residing in New York, New York,
         (ii) the employment agreement dated as of February 12, 1999 between Ex-Cell and Mr. Samuel Samelson, an individual residing in New York, New York, and (iii) the employment agreements between AmPac and each of Mr. Steven Block, an individual residing in San Francisco, California, Mr. Jeffrey Block, an individual residing in San Francisco, California, and Mr. Gregory Block, an individual residing in San Francisco, California, each dated as of October 2, 1998, in each case as in effect on the Third Restatement Date and as amended, supplemented or otherwise modified from time to time in accordance with their terms, respectively.

                  "LANDLORD CONSENT" has the meaning specified in the Security Agreement.

                  "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Third Amended and Restated Security Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(c)(ii).

                  "LENDER PARTY" means any Lender, the Swing Line Bank or the Issuing Bank and "LENDER PARTIES" means, collectively, the Lenders, the Swing Line Bank and the Issuing Bank.

                  "LENDERS" means the Restatement Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Restatement Lender or Person shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(e) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, the amount of the Issuing Bank's Letter of Credit Commitment at such time.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(c).

                  "LEVERAGE RATIOS" means the Total Leverage Ratio and the Senior Leverage Ratio.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LINDE" means Ex-Cell Linde of Carolina, Inc., a North Carolina corporation and a directly or indirectly, wholly owned Subsidiary of Ex-Cell.

                  "LOAN DOCUMENTS" means (i) for the purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) each Letter of Credit Agreement, (e) the Guarantees, and
         (f) the Fee Letters, and (ii) for purposes of the Guarantees and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) each Letter of Credit, (e) the Guarantees, (f) each Secured Hedge Agreement, (g) the Fee Letters and
         (h) any other agreement, document or instrument issued pursuant to or in connection with any of the foregoing, and in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

                  "LOAN PARTIES" means the Borrower, Universal, Glenoit of Canada and each Subsidiary Guarantor.

                  "LOAN VALUE" means an amount equal to the sum of the percentage of the value of each item of Eligible Collateral of up to the following amounts, in each case as determined by reference to the Borrowing Base Certificate most recently delivered by the Borrower pursuant to Section 5.03(p):

                           (a) with respect to Eligible Inventory; up to 50% of the value of such Inventory, and

                           (b) with respect to Eligible Receivables, up to 85% of the value of such Receivables;

         provided, however, that the Agent may, in its reasonable discretion, following an audit field examination and based on its analysis of changes in the Borrower's or any of its Subsidiaries' operations or credit and collection experience arising after the Third

         Restatement Date that may dilute the value of Eligible Collateral, revise from time to time the percentage of the value of any individual item of Eligible Collateral that shall be used in determining Loan Value.

                  "MANAGEMENT STOCK OPTION PLAN AGREEMENT" means the Glenoit Universal, Ltd. Stock Option Plan dated as of April 1, 1997.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or the Loan Parties and their Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or the Loan Parties and their Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "MILLS" has the meaning specified in the Preliminary Statements to this Agreement.

                  "MODIFICATION AND EXTENSION AGREEMENT" has the meaning specified in Section 3.01(i)(x).

                  "MONTHLY AVERAGE WORKING CAPITAL ADVANCES" means, for any period, the sum of (a) outstanding Working Capital Advances as of the end of each Fiscal Month in such Rolling Period, including the current Fiscal Month, divided by (b) the number 12; provided, however, that for each such Rolling Period ended prior to the first anniversary of the Third Restatement Date, "MONTHLY AVERAGE WORKING CAPITAL ADVANCES" shall mean (i) the sum of outstanding Working Capital Advances as of the end of each Fiscal Month elapsed since the Third Restatement Date including the last such Fiscal Month, divided by (ii) the number of Fiscal Months elapsed since the Third Restatement Date.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, or actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party, provided that if the amount deducted pursuant to clause (b) above is greater than the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds" as of the time the applicable tax return is filed or required to be filed.

                  "NOTE" means a Term A Note, Term B Note or a Working Capital Note, in each case to the extent required to be issued pursuant to
         Section 2.15.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include
         (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFF-SITE INVENTORY" means Inventory purchased by a Loan Party on a bill and hold basis or sold by a Loan Party on a consignment basis in an aggregate amount not to exceed $1,000,000.

                  "OPEN YEAR" has the meaning specified in Section 4.01(aa).

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PARENT GUARANTEE" has the meaning specified in Section 3.01(i)(xii) of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMITTED ENCUMBRANCES" has the meaning, in respect of any property subject to an Existing Deed of Trust or a Deed of Trust, specified in such Existing Deed of Trust or such Deed of Trust.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or being contested in good faith and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
         (d) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PIK INTEREST NOTE" means any payment-in-kind subordinated note of Universal (substantially in the form of Exhibit I to Exhibit A-2 of the Redemption Agreement) issued pursuant to Section 2 of the PIK Note, or any note which could be issued in substitution for any such PIK Interest Note.

                  "PIK NOTE" means the PIK Subordinated Note due December 14, 2004, issued by Universal to Stirling pursuant to the Redemption Agreement in an aggregate principal amount of $1,008,884.01.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PREPAYMENT AMOUNT" has the meaning specified in Section 5.03(a).

                  "PREPAYMENT DATE" has the meaning specified in Section
         5.03(a).

                  "PREPAYMENT NOTICE" has the meaning specified in Section 5.03(a).

                  "PRO RATA SHARE" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated, the Working Capital Commitments as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated, the Working Capital Facility as in effect immediately prior to such termination).

                  "PURCHASE AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Third Amended and Restated Security Agreement.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REDEMPTION AGREEMENT" means the Redemption Agreement dated October 23, 1995, between Universal and Stirling as in effect on the Third Restatement Date.

                  "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

                  "REGISTER" has the meaning specified in Section 8.07(e).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Transaction Documents, the Subordinated Debt Documents, the Junior Notes, the Stockholders Agreement, the Tax Sharing Agreement, the Royalty Agreement, the AmPac Stock Purchase Agreement, the Glenoit of Canada Asset Purchase Agreement and the Ex-Cell Program Agreement.

                  "RELATED TEXTILE BUSINESS" means any business engaged in the manufacturing of home textiles and specialty textiles and other activities incidental thereto.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A and Term B Facilities at such time and (d) the aggregate Unused Working Capital Commitments at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                  "RESPONSIBLE OFFICER" means any executive officer of any Loan Party or any of its Subsidiaries.

                  "RESTATEMENT LENDERS" has the meaning specified in the recital of the parties to this Agreement.

                  "ROLLING PERIOD" means, with respect to any Fiscal Month, the consecutive twelve-Fiscal Month period ending on the last day of such Fiscal Month.

                  "ROYALTY AGREEMENT" means the License Royalty Agreement dated as of November 21, 1988, as amended as of January 1, 1992, between the Borrower (as the successor of Mills) and Barth & Dreyfuss of California, Inc., a California corporation, as amended, supplemented or otherwise modified in accordance with its terms and the terms hereof.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in the Third Amended and Restated Security Agreement.

                  "SECURED PARTIES" means the Agent, the Lender Parties, the Hedge Banks and the other Persons the Obligations owing to whom are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

                  "SELLER" and "SELLERS" each has the meaning specified in respect thereto in the Preliminary Statements to this Agreement.

                  "SENIOR LEVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) the sum of (i) Consolidated Funded Debt (other than the aggregate amount of Working Capital Advances and the Subordinated Notes) as of the end of such period and (ii) the Monthly Average Working Capital Advances as of the end of such period to (b) Consolidated Adjusted EBITDA for such period.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOANNES" means Soannes Investment Corp., a corporation organized under the laws of the British Virgin Islands.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,

         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPLIT-PAY NOTES" means (i) the Split-Pay Subordinated Note due December 14, 2004, issued by Universal to Stirling pursuant to the Redemption Agreement, in an aggregate principal amount of $2,888,930.82, and (ii) the Split-Pay Subordinated Note due December 14, 2004, issued by Holding to Iris pursuant to the Redemption Agreement, in an aggregate principal amount of $5,682,497.75.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "STIRLING" means Stirling Investment Holdings, Inc., a British Virgin Islands corporation.

                  "STIRLING NOTES" means the Split-Pay Notes, the PIK Note and the PIK Interest Notes.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 14, 1995 by and among Universal, CVC, Stirling, and the other parties thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                  "SUBORDINATED DEBT" means the Subordinated Notes, the Junior Notes, the Stirling Notes and the Debt of the Borrower to its Subsidiaries permitted by Section 5.02(b)(ii)(B).

                  "SUBORDINATED DEBT DOCUMENTS" means the Indenture dated as of April 1, 1997 among the Borrower, certain of its Subsidiaries signatory thereto and the United States Trust Company of New York, the Subordinated Notes, all agreements, indentures and instruments pursuant to which the Subordinated Debt is issued and any agreements, indentures and instruments pursuant to which Subordinated Debt permitted by
         Section 5.02(b)(ii)(B) is issued from time to time.

                  "SUBORDINATED NOTES" means the 11% Senior Subordinated Notes due 2007 issued by the Borrower in the aggregate amount of $95,000,000.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTOR" means each of AmPac, Ex-Cell, Ex-Cell Bentonville, Glenoit Assets Corp., Grand Avenue and Linde and each other Subsidiary of the Borrower that shall be required to execute and deliver a guarantee pursuant to Section 5.01(o).

                  "SUBSIDIARY GUARANTEE" has the meaning specified in Section 3.01(g)(xi) of this Agreement.

                  "SURVIVING DEBT" has the meaning specified in Section 3.01(h).

                  "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or 2.02(b) or (b) any Working Capital Lender pursuant to Section 2.02(c).

                  "SWING LINE BANK" means BNP.

                  "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Working Capital Lenders pursuant to Section 2.06(b).

                  "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "SWING LINE FACILITY" has the meaning specified in Section 2.01(d).

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of December 14, 1995 by and among the Borrower, Universal and all of their Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                  "TAXES" has the definition specified in Section 2.12(a).

                  "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

                  "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

                  "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment".

                  "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

                  "TERM A LENDER" means any Lender that has a Term A Commitment.

                  "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

                  "TERM ADVANCE" means a Term A Advance or a Term B Advance.

                  "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment".

                  "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

                  "TERM B LENDER" means any Lender that has a Term B Commitment.

                  "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

                  "TERM BORROWING" means a Term A Borrowing or a Term B
         Borrowing.

                  "TERM COMMITMENT" means a Term A Commitment or a Term B Commitment.

                  "TERM LENDER" means a Term A Lender or a Term B Lender.

                  "TERMINATION DATE" means (a) for purposes of the Working Capital Facility, the Swing Line Facility and the Letter of Credit Facility, the earlier of (x) December 31, 2003 and (y) the date of termination in whole of the Term Commitments, the Swing Line Commitment, the Letter of Credit Commitment and the Working Capital Commitments pursuant to Section 2.05 or 6.01 (the "COMMITMENT TERMINATION DATE"), and (b) for purposes of the Term A Facility, the earlier of (x) December 31, 2003 and (y) the Commitment Termination Date, and (c) for purposes of the Term B Facility, the earlier of (x) June 30, 2004, and (y) the Commitment Termination Date.

                  "THIRD AMENDED AND RESTATED SECURITY AGREEMENT" has the meaning specified in Section 3.01(i)(viii).

                  "THIRD RESTATEMENT ASSIGNMENT AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

                  "THIRD RESTATEMENT DATE" has the meaning specified in Section 3.01.

                  "TOTAL LEVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) the sum of (i) Consolidated Funded Debt (other than the aggregate amount of Working Capital Advances) as of the end of such period and (ii) the Monthly Average Working Capital Advances as of the end of such period to (b) Consolidated Adjusted EBITDA for such period.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "TRANSACTION" has the meaning specified in the Preliminary Statements to this Agreement.

                  "TRANSACTION DOCUMENTS" means the Purchase Agreement, the Escrow Agreement, and any other agreement or document executed pursuant to or in connection with the Purchase Agreement.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNIVERSAL" means Glenoit Universal, Ltd., a Delaware corporation.

                  "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

                  "U.S. SUBSIDIARY" means any Subsidiary organized under the laws of any State of the United States.

                  "U.S. SUBSIDIARY GUARANTOR" means Glenoit Assets, AmPac, Grand Avenue, Ex-Cell, Ex-Cell Bentonville, Linde and each other U.S. Subsidiary that may become a guarantor or a collateral guarantor pursuant to Section 5.01(m) or Section 5.01(o).

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01(c).

                  "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                  "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                  "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

                  "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on any Business Day during the period from the date hereof until February 12, 1999 in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on any Business Day that the Term A Advances shall be made in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "WORKING CAPITAL ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

                  (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower (each, a "SWING LINE ADVANCE") from time to time on any

Business Day during the period from the date hereof until the Termination Date
(i) in an aggregate amount not to exceed at any time outstanding $2,500,000 (the "SWING LINE Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $250,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank makes Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the Third Restatement Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Sections 2.02(b) and 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and the Issuing Bank and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Agent. Each such notice, which shall be delivered by a Notice of Borrowing, shall be in writing, by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank with a copy of such demand to the Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Working Capital Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances (other than for interest periods of one month commenced prior to the date on which the Agent completes syndication of the Facilities, subject to the provisions of
Section 8.04) for the initial Borrowing hereunder and for the period from the date of such initial Borrowing to the earlier of (x) three months from such date and (y) the completion of syndication of the Facilities (as shall be specified by the Agent in a written notice to the Borrower) or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term A Advances, the Term B Advances and the Working Capital Advances may not be outstanding as part of more than six separate Borrowings in the aggregate.

                  (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Agent prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Working Capital Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and drawings during such calendar quarter under all Letters of Credit and (C) to the Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Working Capital Lender and each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of the Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Working Capital Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Agent for the ratable account of the Term A Lenders and Term B Lenders the aggregate outstanding principal amount of the Term A Advances and Term B Advances, respectively, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):


                                                         Amount
                                      ------------------------------------------
              Fiscal Quarter
            Ending on or About        Term A Facility            Term B Facility
            ------------------        ---------------            ---------------

     September 30, 1999                 $1,500,000                    $175,000
     December 31,1999                   $1,500,000                    $175,000

     March 31, 2000                     $1,500,000                    $175,000
     June 30, 2000                      $1,500,000                    $175,000
     September 30, 2000                 $1,500,000                    $175,000
     December 31, 2000                  $1,500,000                    $175,000

     March 31, 2001                     $1,750,000                    $175,000
     June 30, 2001                      $1,750,000                    $175,000
     September 30, 2001                 $1,750,000                    $175,000
     December 31, 2001                  $1,750,000                    $175,000

     March 31, 2002                     $2,250,000                    $175,000
     June 30, 2002                      $2,250,000                    $175,000
     September 30, 2002                 $2,250,000                    $175,000
     December 31, 2002                  $2,250,000                    $175,000

     March 31, 2003                     $3,750,000                    $175,000
     June 30, 2003                      $3,750,000                    $175,000
     September 30, 2003                 $3,750,000                    $175,000
     December 31, 2003                  $3,750,000                    $175,000

     March 31, 2004                        -----                    $3,750,000
     June 30, 2004                         -----                   $63,100,000

provided, however, that the final principal installment of the Term A Facility and the Term B Facility, respectively, shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term A Advances and Term B Advances, respectively then outstanding.

                  (b) Working Capital Advances. The Borrower shall repay to the Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

                  (c) Swing Line Advances. The Borrower shall repay to the Agent for the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

                  (d) Letter of Credit Advances. (i) The Borrower shall repay to the Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of demand by the Agent and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments, the Swing Line Commitment, the Letter of Credit Facility and the Unused Working Capital Commitments, as the case may be; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility and (iii) shall, with respect to any reduction of the Term A Facility or Term B Facility, be made ratably between such Facilities.

                  (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

                  (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

                  (iii) The Working Capital Facility shall be automatically and permanently reduced on the date on which any prepayment of the Working Capital Facility is required to be made pursuant to Section 2.06(b)(i) or 2.06(b)(ii) by an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

                  (iv) The Swing Line Facility and the Letter of Credit Facility shall each be automatically and permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which each such Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, without any premium or penalty other than pursuant to Section 8.04(c), upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Agent (received not later than 1:00 P.M. (New York City time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Swing Line Advance or a Working Capital Advance which is a Base Rate Advance; provided, however, that (x) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $500,000 or an integral multiple of $250,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to
Section 8.04(c). Each such prepayment which is made with respect to any Term Advances shall be applied, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof.

                  (b) Mandatory. (i) Commencing for the 1999 Fiscal Year, the Borrower shall, no later than the 30th day following the date on which it delivers the financial statements referred to in Section 5.03(c) (but in any event within 120 days after the end of each Fiscal Year), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment of any Advances shall be applied as set forth in Section 2.06(b)(ii).

                  (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of their Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of such Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(e)), (B) the incurrence or issuance by such Loan Party or any of its Subsidiaries of any Debt (other than Debt issued or incurred pursuant to Section 5.02(b)), (C) the sale or issuance by such Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest (other than any issuance by Universal pursuant to Section 5.02(g)(iv)), or (D) any Extraordinary Receipt received by or paid to or for the account of such Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same

Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment of any Advances shall be applied as follows:

                  first, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause (v) below.

                  (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of
(x) the Working Capital Advances, (y) the Swing Line Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Working Capital Facility and the Loan Value of Eligible Collateral on such Business Day (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder).

                  (iv) The Borrower shall, on each Business Day, pay to the Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (v) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii) or (iii) of this Section 2.06(b) shall be applied first to prepay Swing Line Advances and Letter of Credit Advances then outstanding until such Advances are paid in full, and second to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

                  (vi) Notwithstanding any of the other provisions of this
Section 2.06(b), so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Advances is required to be made under clauses
(i), (ii) or (iii) of this Section 2.06(b) on any day other than on the last day of the Interest Period therefor, the Borrower may in its sole discretion

(but shall not be required to), deposit the amount of any such prepayment otherwise required to be made hereunder in a cash collateral account (the "CASH COLLATERAL ACCOUNT") of the Borrower maintained with the Agent, until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by the Borrower) to apply such prepayment as set forth in such relevant clauses (i), (ii) or (iii) of this Section 2.06(b).

                  (vii) All prepayments under this Section 2.06(b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of any prepayment of Eurodollar Rate Advances required to be made under this Section 2.06(b) and not provided for in clause
(vi) above, the Borrower shall also pay any amounts owing in respect of such Eurodollar Rate Advances pursuant to Section 8.04(c).

                  (c) Term B Opt-Out. With respect to any prepayment of the Term Advances, the Agent shall ratably pay the Term A Lenders and the Term B Lenders; provided, however, that any Term B Lender, at its option, to the extent that any Term Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "DECLINING LENDER"), in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Agent not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made to the Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(c) with respect to any covenant contained in Section 5.04 or under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require that the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.07(b), whether or not requested by the Agent or the Required Lenders. In addition, following a final judgment with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Agent for purposes of clause (a)(i) or (ii).

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Agent for the account of the Lenders a commitment fee, from the Third Restatement Date in the case of each Restatement Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, and on the Termination Date, at the rate of 1/2 of 1% per annum on the average daily unused portion of each Appropriate Lender's Term Commitment and on the average daily Unused Working Capital Commitment of such Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin then applicable to Eurodollar Rate Advances under the Working Capital Facility.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                  (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances made to the Borrower of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Agent to the Borrower, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base

Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (e) Each Lender Party agrees that, upon the occurrence of any circumstances entitling such Lender Party to additional compensation (or to deliver a demand therefor) or to suspend its obligation to make Eurodollar Rate Advances under any of the foregoing provisions of this Section 2.10, such Lender Party shall use reasonable efforts (consistent with its internal policy and with applicable legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such circumstances if the making of such designation, in the case of Section 2.10(a) or 2.10(b), would avoid the need for, or reduce the amount of, such additional compensation or, in the case of Section 2.10(c) or 2.10(d), would allow the Lenders to continue to perform their obligations to make Eurodollar Rate Advances and, in any such case, would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. Nothing in this Section 2.10(f) shall affect or postpone any of the rights of any Lender Party or any of the obligations of the Borrower under any of the foregoing provisions of this
Section 2.10 in any manner.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Agent shall direct.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

                  (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) that are imposed on such Lender Party or the Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower shall indemnify each Lender Party and the Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Restatement Lender or the Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter upon expiration of such forms or if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service forms 1001 and W-8 or forms W-9 and 4224 or (in the case of a Lender Party that has certified in writing to the Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Third Restatement Date by Internal Revenue Service form 1001, 4224, W-8 (or the related certificate described above) or W-9, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to gross-up under subsection (a) above or indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Use of Proceeds. (a) The proceeds of the Term Advances shall be available (and the Borrower agrees that it shall use such proceeds) to pay consideration in order to consummate the Transaction in accordance with the terms of the Purchase Agreement and the other transactions contemplated hereby and transaction fees and expenses in connection therewith.

                  (b) The proceeds of the Working Capital Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely, (i) to pay transaction fees and expenses in connection with the transactions contemplated hereby and (ii) to provide working capital from time to time for, and for the general corporate purposes of, the Borrower and its Subsidiaries.

                  SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender a Term A Note, a Term B Note and a Working Capital Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Term A Commitment, Term B Commitment or Revolving Credit Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender

Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

         (d) References herein to Notes shall mean and be references to Term A Notes, the Term B Notes and the Working Capital Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.


                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to the Third Restatement Date. The amendment and restatement of the Existing Credit Agreement pursuant hereto shall become effective on and as of the date (the "THIRD RESTATEMENT Date"), which shall occur on or prior to February 12, 1999, on which each of the following conditions precedent shall have been satisfied:

                  (a) The Third Restatement Assignment Agreement shall be in full force and effect and shall not have been terminated and, pursuant thereto, the Commitments and Advances (as defined in the Existing Credit Agreement) of each Existing Lender shall have been sold and assigned to the Restatement Lenders hereunder on the terms and in the amounts set forth in the Third Restatement Assignment Agreement or shall have been terminated in accordance with the terms of the Existing Credit Agreement and all accrued interest and fees relating to the Existing Credit Agreement shall have been paid to the Existing Lenders.

                  (b) The Lender Parties shall be satisfied with:

                           (i) the corporate and legal structure and
                  capitalization of each of the Loan Parties, both before and after giving effect to the Transaction, including the terms and conditions of the charter, bylaws and each class of capital stock of each of the Loan Parties and of each agreement or instrument relating to such structure or capitalization and (ii) the terms and conditions of the Transaction and the other transactions contemplated thereby or a condition thereto (including, without limitation, all legal, tax and financial aspects thereof); and

                           (ii) the terms and conditions of each of the
                  Transaction Documents and each of the other Related Documents.

                  (c) Each of the Transaction Documents shall be in full force and effect and the Transaction, including, without limitation, the Ansam Asset Acquisition, shall be consummated strictly in accordance with the terms of such agreements, without any waiver or amendment not consented to by the Lender Parties of any term, provision or condition set forth therein, and in compliance with all applicable laws, and the Lender Parties shall be satisfied that the assets and earnings of the Borrower are sufficient to support the Obligations of the Borrowers under this Agreement and the timely amortization of all Debt and other Obligations of the Borrower.

                  (d) (i) In the case of each of the Loan Parties, other than the Ex-Cell Group and Ansam, no Material Adverse Change shall have occurred since January 4, 1998; (ii) in the case of the Ex-Cell Group, no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Ex-Cell Group shall have occurred since June 30, 1998; and (iii) in the case of Ansam, no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Ansam shall have occurred since December 31, 1997.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding affecting the Ex-Cell Group, Ansam, any Loan Party or any of their properties, including any Environmental Action, pending, or to the best of the Borrower's knowledge threatened, before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the Transaction and the other transactions contemplated hereby and thereby.

                  (f) The Borrower shall have paid to the Agent (i) all fees and expenses accrued under the Existing Agreement through the Third Restatement Date and (ii) all fees required under the Fee Letter and all reasonable fees and expenses of counsel to the Agent.

                  (g) All governmental and third party consents and approvals necessary in connection with this Agreement and the Transaction and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions other than those that are reasonably acceptable to the Agent) and shall remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority and no law or regulation shall be applicable, in the reasonable judgment of the Agent, that restrains, prevents or imposes adverse conditions upon this Agreement or any related transactions.

                  (h) All Existing Debt, other than the Debt identified on
         Schedule 3.01(h)(ii) (the "SURVIVING DEBT"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all such Surviving Debt is on terms and conditions satisfactory to the Lender Parties.

                  (i) The Agent shall have received on or before the Third Restatement Date the following, each dated the Third Restatement Date (unless otherwise specified), in form and substance reasonably satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                           (i) The Notes payable to the order of the Restatement
                  Lenders to the extent requested by any Lender pursuant to
                  Section 2.15.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower, each other Loan Party, each of the Ex-Cell Group, and Ansam approving this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party.

                           (iii) A copy of the charter or articles (or other
                  similar organizational document) of the Borrower, each other Loan Party, each of the Ex-Cell Group, and Ansam and each amendment thereto, certified (as of a date reasonably near the Third Restatement Date) by the Secretary of State of the State of such Loan Party's state of incorporation or organization as being a true and correct copy thereof.

                           (iv) A copy of a certificate of the Secretary of
                  State of the state of incorporation or organization of each Loan Party, each of the Ex-Cell Group and Ansam reasonably near the Third Restatement Date, listing the charter or other organizational documents of such Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Loan Party's charter or other organizational documents on file in his office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated or organized and in good standing under the laws of the State of its state of incorporation or organization.

                           (v) Copies of certificates of the Secretary of State
                  of each jurisdiction in which each Loan Party, each of the Ex-Cell Group and Ansam is qualified or licensed as a foreign corporation in the United States, dated reasonably near the Third Restatement Date, in each case stating that such Person is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

                           (vi) A certificate of each Loan Party and each of the
                  Ex-Cell Group (other than Ex-Cell's Foreign Subsidiaries), signed on behalf of such Loan Party, Ex-Cell, Ex-Cell Bentonville and Linde, as the case may be by its President or a Vice President and its Secretary or an Assistant Secretary, dated the Third Restatement Date (the statements made in which certificate shall be true on and as of the Third Restatement
                  Date), certifying as to:

                                    (A) the absence of any amendments to the
                           charter or articles (or other similar organizational document) of such Loan Party, Ex-Cell, Ex-Cell Bentonville and Linde, as the case may be, since the date of the Secretary of State's certificate referred to in Section 3.01(i)(iv);

                                    (B) the accuracy and completeness of the
                           bylaws (or other similar organizational document) of such Loan Party, Ex-Cell, Ex-Cell Bentonville and Linde, as the case may be, as in effect on the Third Restatement Date (a copy of which was attached to such certificate);

                                    (C) the due incorporation and good standing
                           of such Loan Party, Ex-Cell, Ex-Cell Bentonville and Linde, as the case may be, as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

                                    (D) the accuracy of the representations and
                           warranties set forth in the Loan Documents to which such Loan Party, Ex-Cell, Ex-Cell Bentonville and Linde, as the case may be, is or is to be a party as though made on and as of the Third Restatement Date, before and after giving effect to the extension of credit on the Third Restatement Date and to the application of proceeds therefrom; and

                                    (E) the absence of any event occurring and
                           continuing, or resulting from the Third Restatement Date, or the application of proceeds therefrom, that constitutes a Default.

                           (vii) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party and each of the Ex-Cell Group (other than Ex-Cell's Foreign Subsidiaries) certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party and the other agreements, instruments and documents to be delivered hereunder and thereunder.

                           (viii) A third amended and restated security
                  agreement in substantially the form of Exhibit D-1 hereto (together with each other security agreement delivered pursuant to Section 5.01(m) or 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "THIRD AMENDED AND RESTATED SECURITY AGREEMENT"), duly executed by each of the Loan Parties and each of the Ex-Cell Group (other than Ex-Cell's Foreign Subsidiaries), together with:

                                    (A) certificates representing the Pledged
                           Shares, if any not previously delivered to the Agent, and accompanied by undated stock powers executed in blank, and instruments evidencing the Pledged Debt, if any, not previously delivered to the Agent and referred to in the Third Amended and Restated Security Agreement, duly endorsed in blank;

                                    (B) duly executed financing statements (Form
                           UCC-1 or Form UCC-3 or comparable forms), which are required to be filed as at the Third Restatement Date under the Uniform Commercial Code of the States of all jurisdictions that the Agent may have deemed necessary or desirable in order to maintain the perfection and priority of the Liens created under the Collateral Documents, covering the Collateral described in the Second Amended and Restated Security Agreement;

                                    (C) evidence of the maintenance of the
                           insurance required by the terms of the Third Amended and Restated Security Agreement;

                                    (D) copies of the Assigned Agreements, if
                           any not previously delivered to the Agent and referred to in the Third Amended and Restated Security Agreement, together with any required consent to such assignment, in substantially a form satisfactory to the Agent, duly executed by each party to such Assigned Agreements other than the Loan Parties;

                                    (E) confirmation, to the extent required by
                           the Agent, of each of the Blocked Account Letters referred to therein, duly executed by the relevant Loan Party, as the case may be, and the bank referred to in the Third Amended and Restated Security Agreement;

                                    (F) evidence that all other actions
                           (including, without limitation, the completion of all other recordings and filings of or with respect to the Third Amended and Restated Security Agreement) that may be deemed necessary or that the Agent may deem desirable in order to maintain the perfection and to protect the first priority liens and security interests created and maintained under the Security Agreement, as amended and restated by the Third Amended and Restated Security Agreement, had been taken or would be taken in accordance with the terms of the Loan Documents.

                           (ix) A consent (the "GLENOIT OF CANADA CONSENT") in
                  substantially the form of Exhibit N hereto, duly executed by Glenoit of Canada.

                           (x) A modification and extension agreement in
                  substantially the form of Exhibit E-1 hereto (the "MODIFICATION AND EXTENSION AGREEMENT"), to the deed of trust, trust deed and mortgage covering the properties (other than the property located at 1003 Vance Drive, Tarboro, North Carolina) specified in Part I of Schedule 4.01(gg) (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "EXISTING DEED OF TRUST"), duly executed by the Borrower, together with:

                                    (A) evidence that counterparts of the
                           Modification and Extension Agreement to the Existing Deed of Trust has been duly delivered to Stewart Title Guaranty Company on or before the Third Restatement Date and in all filing or recording offices that the Agent deemed necessary or desirable in order to maintain a valid first and subsisting Lien on the property described in such Existing Deed of Trust in favor of the Agent and the Restatement Lenders and that all filing and recording taxes and fees have been paid,

                                    (B) confirmation of fully paid Stewart Title
                           Guaranty Company title insurance policies or commitments to issue such title insurance policies (in each case, the "DEED OF TRUST POLICIES") in form and substance, with endorsements and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured, if appropriate, by title insurers acceptable to the Agent, insuring the Existing Deed of Trust to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, without limitation, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Agent deemed necessary or desirable,

                                    (C) evidence of the insurance required by
                           the terms of the Existing Deed of Trusts, and

                                    (D) evidence that all other action that the
                           Agent may deem necessary or desirable in order to maintain the perfection and to protect the valid first and subsisting Liens on the property described in the Existing Deed of Trust has been taken.

                           (xi) A deed of trust, trust deed and mortgage, in
                  substantially the form of Exhibit E-2 hereto, covering each of the properties specified in Part II of Schedule 4.01(gg) (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "DEED OF Trust"), duly executed by the Borrower, together with:

                                    (A) evidence that counterparts of each Deed
                           of Trust have been duly delivered to Stewart Title Guaranty Company on or before the Third Restatement Date in all filing or recording offices that the Agent deems necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Agent and the Lenders and that all filing and recording taxes and fees have been paid,

                                    (B) fully paid Deed of Trust Policies in
                           form and substance, with endorsements and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured by title insurers acceptable to the Agent, insuring each Deed of Trust to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, without limitation, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Agent deems necessary or desirable,

                                    (C) evidence of the insurance required by
                           the terms of each Deed of Trust, and

                                    (D) evidence that all other action that the
                           Agent deems necessary or desirable in order to create valid first and subsisting Liens on the property described in each Deed of Trust has been taken.

                           (xii) A third amended and restated parent guarantee
                  (the "PARENT GUARANTEE") in substantially the form of Exhibit F-1 hereto and, a third amended and restated subsidiary guarantee (the "U.S. SUBSIDIARY GUARANTEE") in substantially the form of Exhibit F-2 hereto (together with each other guarantee delivered pursuant to Section 5.01(m) and Section 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "GUARANTEES"), duly executed by Universal and each Subsidiary Guarantor, respectively.

                           (xiii) Certified copies of each of the Related
                  Documents as in effect on the Third Restatement Date and the Key Employee Employment Agreements, duly executed by the parties thereto and in form and substance satisfactory to the Restatement Lenders, together with all agreements, instruments and other documents delivered in connection therewith.

                           (xiv) Such financial, business and other information
                  regarding the Ex-Cell Group, Ansam and each Loan Party and its Subsidiaries as the Lender Parties have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employee, audited financial statements of the Ex-Cell Group dated June 30, 1997 and June 30, 1998 and of Ansam dated December 31, 1997, the "Ansam Six Month Statements" (as defined in the Purchase Agreement), the pro forma Consolidated combined balance sheet as to the Loan Parties, the Ex-Cell Group and Ansam dated as of January 2, 1999, Consolidated income statements for each of the Loan Parties, the Ex-Cell Group and Ansam, and the Consolidated statement of cash flow for the Loan Parties for the 12 months ended January 2, 1999 and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for Fiscal Years 1999 and 2000 and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                           (xv) All consents and agreements requested by the
                  Agent executed by the lessors of the leaseholds, respectively, on which Collateral owned by Ex-Cell or any of its U.S. Subsidiaries or any Loan Party, as applicable, is located, which provides, among other things, that such lessor waives any lien it may now or hereafter have on any such Collateral located on the premises thereof and that, in the case of all such leaseholds, the Agent has the right to receive notice of any default by Ex-Cell and its Subsidiaries and such Loan Party, as the case may be, under such lease and to repossess any such Collateral located thereon upon the occurrence and during the continuance of an Event of Default, and such other rights as may be reasonably requested by the Agent in any such consent and agreement.

                           (xvi) A certificate, signed by the chief financial
                  officer of each of the Borrower and Universal, in substantially the form of Exhibit I hereto, attesting to the Solvency of the Borrower and its Subsidiaries taken as a whole and Universal and its Subsidiaries taken as a whole, respectively, after giving effect to the transactions contemplated hereby.

                           (xvii) Evidence as at the Third Restatement Date of
                  insurance, naming the Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as were deemed satisfactory to the Lender Parties, including, but not limited to, product liability, title, business interruption, physical damage to property or equipment in form and substance satisfactory to the Agent.

                           (xviii) Environmental assessment reports, delivered
                  to the Borrower by the Sellers pursuant to the terms of the Purchase Agreement, as to any hazards, costs or liabilities under Environmental Laws to which Ex-Cell or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties.

                           (xix) A letter, in form and substance satisfactory to
                  the Agent, from the Borrower to PriceWaterhouse Coopers, its independent certified public accountants as of the Third Restatement Date, advising such accountants that the Agent and the Lender Parties were authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to each of the Loan Parties and directing such accountants to comply with any reasonable request of the Agent or any Lender Party for such information and acknowledging that the Lender Parties have relied and will rely upon the financial statements of the Borrower examined by, and the related reports of, such accountants in determining whether to enter into, and to take action or refrain from taking action under, the Loan Documents.

                           (xx) A Notice of Borrowing and a Borrowing Base
                  Certificate of the Borrower and its Subsidiaries, taken as a whole after giving effect to the Transaction and the transactions contemplated thereby, as of January 31, 1999, in substantially the form of Exhibit I hereto, duly executed by the Borrower.

                           (xxi) A favorable opinion of Kirkland & Ellis,
                  special counsel for the Loan Parties, in substantially the form of Exhibit J hereto.

                           (xxii) A favorable opinion of Bridgers, Horton,
                  Rountree & Boyette, special North Carolina counsel to the Loan Parties, in substantially the form of Exhibit L hereto.

                           (xxiii) A favorable opinion of Friday, Eldredge &
                  Clark, special Arkansas counsel to the Loan Parties, in substantially the form of Exhibit M hereto.

                           (xxiv) An undertaking (the "JUNIOR NOTEHOLDERS
                  UNDERTAKING") by the holders of the Junior Notes in substantially the Form of Exhibit O hereto, duly executed by at least 90% of the holders of the Junior Notes other than those notes held by Soannes.

                           (xxv) a deed of charge over shares in substantially
                  the form of Exhibit D-2 hereto (each a "Deed of Charge"), duly executed by each of AmPac, Ex-Cell and Ex-Cell Fashions (H.K.) Limited; and

                  SECTION 3.02. Conditions Precedent to Each Borrowing, Swing Line Advance and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including on the Third Restatement Date), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) and the obligation of the Swing Line Bank to make Swing Line Advances, shall be subject to the further conditions precedent that on the date of such Borrowing (including a Swing Line Advance made by the Swing Line Bank), issuance or Swing Line Advance, (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing (including a Swing Line Advance made by the Swing Line Bank), Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default; and

                  (iii) for each Working Capital Advance, Swing Line Advance made by the Swing Line Bank or issuance of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral (as determined by the Agent based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder) exceeds the aggregate principal amount of the Working Capital Advances plus the Swing Line Advances plus the Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advance or issuance, respectively;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Agent may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to, approved by, or acceptable or satisfactory to, the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Third Restatement Date specifying its objection thereto and such Lender Party shall not have made available to the Agent such Lender Party's ratable portion of the Borrowing on the Third Restatement Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Loan Parties. The Borrower represents and warrants as follows:

                  (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect and
         (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests of each of Glenoit Assets Corp., AmPac, Promising Star, Grand Avenue and Glenoit of Canada have been validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Borrower in the amounts and types specified on Schedule 4.01(a) free and clear of all Liens. All of the Equity Interests of the Borrower have been validly issued, are fully paid and non-assessable and are owned by Universal in the amounts and types specified on Schedule 4.01(a) free and clear of all Liens. All of the Equity Interests of Universal have been validly issued, are fully paid and non-assessable and are owned by the Investor Group, in the amounts and types specified on Schedule 4.01(a) free and clear of all Liens. All of the Equity Interests of Ex-Cell, Ex-Cell Bentonville, Linde, Ex-Cell (China), Ex-Cell (Far East) and Ex-Cell (H.K.) are validly issued and are fully paid and non-assessable and, upon the consummation of the Transaction, will be owned, directly or indirectly, by the Borrower, in the amounts and types specified on Schedule 4.01(a) free and clear of all Liens. For purposes of this Agreement, a Person wholly owns a Subsidiary notwithstanding that another Person holds an Equity Interest in such Subsidiary by reason only of a requirement of the law of the jurisdiction of incorporation of such Subsidiary.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the Third Restatement Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Equity Interests authorized, and the number outstanding, on the Third Restatement Date and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Third Restatement Date. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each of the Related Documents to which it is or is to be a party, and the consummation of the Transaction and the other transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal

         Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Transaction and the other transactions contemplated hereby or thereby,
         (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect (other than filings with the patent, trademark and copyright offices of the United States and in the relevant foreign countries and filings of Deeds of Charge in the applicable jurisdictions). All applicable waiting periods in connection with the transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

                  (f) (i) The Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at January 3, 1998, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion as to the Consolidated statements of PriceWaterhouse Coopers, independent public accountants, and the Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at January 2, 1999, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of the Borrower and its Subsidiaries for the twelve Fiscal Months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at January 2, 1999, and said statements of income and cash flow for the twelve Fiscal Months then ended, to year-end audit adjustments and the absence of financial statement footnotes, the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since January 3, 1998 there has been no Material Adverse Change.

                           (ii) The Consolidated and consolidating balance sheets of the Ex-Cell Group as at June 30, 1998, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of the Ex-Cell-Group for the Fiscal Year then ended, accompanied by an opinion as to the Consolidated statements acceptable to the Lender Parties of Hertz, Herson & Company, LLP, independent public accountants, and the Consolidated and consolidating balance sheets of the Ex-Cell Group as at December 31, 1998, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of the Ex-Cell Group for the twelve Fiscal Months then ended, duly certified by the chief financial officer of Ex-Cell, copies of each of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at December 31, 1998 and said statements of income and cash flow for the twelve Fiscal Months then ended, to year-end audit adjustments and the absence of financial statement footnotes, the financial condition of the Ex-Cell Group as at such dates and the results of the operations of the Ex-Cell Group for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since June 30, 1998 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Ex-Cell Group.

                           (iii) The audited statements of assets, liabilities and members' equity of Ansam as at December 31, 1997, and the related statements of changes in members' equity, and revenue and expenses, and cash flow of Ansam for the Fiscal Year then ended, accompanied by an opinion acceptable to the Lender Parties of Hertz, Herson & Company, LLP, independent public accountants, and the reviewed statements of assets, liabilities and members' equity of Ansam as at June 30, 1998, including footnotes thereto, and the related statements of changes in members' equity, and revenue and expenses, and cash flow of Ansam for the six Fiscal Months then ended, accompanied by an opinion acceptable to the Lender Parties of Hertz, Herson & Company, LLP, independent public accountants, copies of each of which have been furnished to each Lender Party, fairly present, subject, in the case of said statements of assets, liabilities and members' equity as at December 31, 1997 and said statements of changes in members' equity, and revenue and expenses, and cash flow for the six Fiscal Months then ended, to year-end audit adjustments and the absence of financial statement footnotes other than as specified herein, the financial condition of Ansam as at such dates and the results of the operations of Ansam for the periods ended on such dates, all on a federal income tax basis, and since December 31, 1997 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Ansam.

                  (iv) The Consolidated and consolidating balance sheets of AmPac and its Subsidiaries as at December 31, 1997, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of AmPac and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion as to the Consolidated statements of KPMG Peat Marwick, independent public accountants, and the Consolidated and consolidating balance sheets of AmPac and its Subsidiaries as at October 2, 1998, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flow of AmPac and its Subsidiaries for the nine Fiscal Months then ended, duly certified by a co-chief executive officer of AmPac, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at October 2, 1998, and said statements of income and cash flow for the nine Fiscal Months then ended, to year-end audit adjustments and the absence of financial statement footnotes, the financial condition of AmPac and its Subsidiaries as at such dates and the results of the operations of AmPac and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1997 there has been no Material Adverse Change.

                  (g) The Consolidated and combined pro forma balance sheet of the Borrower and its Subsidiaries, the Ex-Cell Group and Ansam as at January 2, 1999, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date after giving effect to the Transaction and the other transactions contemplated hereby, all in accordance with GAAP.

                  (h) The Consolidated forecasted balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries (including the Ex-Cell Group and Ansam in respect of
         Section 3.01(i)(xiv)) delivered to the Lender Parties pursuant to
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                                       75


         Section 3.01(i)(xiv) or 5.03(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery and on the Third Restatement Date of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  (i) Neither the Borrower Information nor any other information, exhibit or report (excluding any financial projections) furnished by any Loan Party or any Seller to the Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the best of the Loan Parties' knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

                  (k) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (l) None of the Loan Parties is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used by any of the Loan Parties to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (m) Set forth on Schedule 4.01(m) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans; provided, however, that with respect to the Plans, Multiemployer Plans and Welfare Plans of any ERISA Affiliate which is not a Loan Party, this representation is made to the best knowledge of the Loan Parties.

                  (n) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan; provided, however, that with respect to any ERISA Event with respect to any Plan of any ERISA Affiliate which is not a Loan Party, this representation is made to the best knowledge of the Loan Parties.

                  (o) As of the last annual actuarial valuation date, there is no material unfunded current liability, as defined in Section 302(d)(8) of ERISA, of any Plan and there has been

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                                       76


         no material adverse change in the funding status of any such Plan since such date; provided, however, that with respect to any Plan of any ERISA Affiliate which is not a Loan Party, this representation is made to the best knowledge of the Loan Parties.

                  (p) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan maintained by any Loan Party, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (q) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; provided, however, that with respect to any Multiemployer Plan of any ERISA Affiliate which is not a Loan Party, this representation is made to the best knowledge of the Loan Parties.

                  (r) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA; provided, however, that with respect to any Multiemployer Plan of any ERISA Affiliate which is not a Loan Party, this representation is made to the best knowledge of the Loan Parties.

                  (s) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (t) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect.

                  (u) Except as set forth in Schedule 4.01(u) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing material obligations or costs. No circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of its properties that could have a Material Adverse

         Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (v) Except as set forth in Schedule 4.01(u) hereto, none of the material properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed, or, to the best knowledge of the Loan Parties or any of their Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property.

                  (w) Except as set forth in Schedule 4.01(u) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law.

                  (x) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction the compliance with which could have a Material Adverse Effect.

                  (y) The Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (other than any filings in any foreign jurisdiction with respect to security interests granted in patents, trademarks and copyrights of the Loan Parties). The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

                  (z) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list, as of the Third Restatement Date, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates (other than CVC and any of its Affiliates which is not a Loan Party) for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (bb) There is no unpaid amount, as of the Third Restatement Date, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates (other than CVC and any of its Affiliates which is not a Loan Party) proposed by the Internal Revenue Service with respect to Open Years. No issues other than those set forth on Schedule 4.01(bb) have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

                  (cc) There is no unpaid amount, as of the Third Restatement Date, of adjustments to the state, local and foreign tax liability of each Loan Party and each of its Subsidiaries and Affiliates (other than CVC and any of its Affiliates which is not a Loan Party) proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

                  (dd) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (ee) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (ff) Set forth on Schedule 3.01(h)(ii) hereto is a complete and accurate list of all Surviving Debt, showing as of the Third Restatement Date the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the Third Restatement Date the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Third Restatement Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such

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                                       79


         lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (ii) Set forth on Schedule 4.01(ii) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the Third Restatement Date the amount, obligor or issuer and maturity, if any, thereof.

                  (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the Third Restatement Date the jurisdiction in which registered, the registration or application number, as the case may be, and the date of registration or filing, as the case may be.

                  (kk) The proceeds of the Advances and the Letters of Credit will be used by the Loan Parties solely in accordance with the terms of
         Section 2.14.

                  (ll) Each Loan Party has reviewed the areas within its business and operations which could reasonably be expected to be adversely affected by, and has developed or is in the process of developing a program to address on a timely basis, "Year 2000 Issues" (i.e., the risk that computer applications used by such Loan Party may be unable to recognize or perform properly date sensitive functions involving certain dates prior to, and any date after, December 31,
         1999) and, based on such review, such Loan Party reasonably believes that the "Year 2000 Issues" (and the cost of remedying the same) will not have a Material Adverse Effect.



                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder:

                  (a) Compliance with Laws, Etc. Each Loan Party shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders material to the business and operations of such Loan Party, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Each Loan Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
         (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Each Loan Party shall comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with and as required by all applicable requirements of all Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Each Loan Party shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Subsidiaries of the Borrower may consummate any merger or consolidation permitted under Section 5.02(d).

                  (f) Visitation Rights. Each Loan Party shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Preparation of Environmental Reports. The Loan Parties shall, at the request of the Agent at the following times, (i) upon the occurrence and continuance of an Event of Default, (ii) upon the acquisition of real property by any Loan Party or any of its Subsidiaries, (iii) upon the Agent's reasonable belief that any of the representations or warranties contained in Sections 4.01(u), 4.01(v) or 4.01(w) is false in a material respect or that any of the covenants contained in Section 5.01(c) has been breached in a recent material respect or, (iv) two other times (determined in the discretion of the Required Lenders) during the term of this Agreement, provide to the Lender Parties within 60 days after such request, at the expense of the Loan Parties, a Phase I environmental site assessment report for any of their or their Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Agent indicating, as appropriate, the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Loan Parties, and the Loan Parties hereby grant and agree to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (h) Keeping of Books. Each Loan Party shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles.

                  (i) Maintenance of Properties, Etc. Each Loan Party shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (j) Compliance with Terms of Leaseholds. Each Loan Party shall make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any material default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except where the failure to so comply with the foregoing could not have a Material Adverse Effect.

                  (k) Performance of Related Documents and Other Agreements. Each Loan Party shall perform and observe all of the terms and provisions of the Related Documents (other than the Stockholders Agreement) to be performed or observed by it, maintain each such Related Document (other than the Stockholders Agreement) in full force and effect, enforce such Related Document (other than the Stockholders Agreement) in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document (other than the Stockholders Agreement) such demands and requests for information and reports or for action as such Loan Party is entitled to make under such Related Document (other than the Stockholders Agreement), except where the failure to so comply with the foregoing could not have a Material Adverse Effect.

                  (l) Transactions with Affiliates. Each Loan Party shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the Lender Parties hereby agree that the terms of all employment-related arrangements and contracts between any Loan Party and any member of the senior management of such Loan Party shall be deemed to be fair and reasonable if approved by the board of directors of such Loan Party.

                  (m) Covenant to Give Security. In addition to the requirements of Section 5.01(o), each Loan Party shall at the request of the Agent, at the expense of such Loan Party, (i) within 10 days after such request, furnish to the Agent a description of the real and personal properties of such Loan Party and its Subsidiaries in detail satisfactory to the Agent, (ii) within 15 days after such request, duly execute and deliver to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties, (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(m), enforceable against all third parties in accordance with their terms,
         (iv) within 60 days after such request, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent, of counsel for such Loan Party acceptable to the Agent as to the matters contained in clauses (i),
         (ii) and (iii) above, as to such security agreements being legal, valid and binding obligations of such Loan Party and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request and (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements; provided, however, that in the case of an acquisition of a Foreign Subsidiary by a Loan Party, such Loan Party shall deliver, or cause to be delivered on its behalf, to the Agent certificates or other instruments evidencing such Loan Party's Equity Interest in such Foreign Subsidiary required to be delivered under clause (i) above within in 60 days of such acquisition.

                  (n) Syndication. Take all actions which the Agent may reasonably request to assist it in forming a syndicate acceptable to it in accordance with Section 8.07, including, but not be limited to, (i) making senior management of the Borrower and representatives of the Borrower and the Investor Group available to participate in informational meetings with potential lenders at such times and places as the Agent may reasonably request and (ii) timely providing the Agent with all information reasonably deemed necessary by it to successfully complete the syndication, including, without limitation, a summary of the operating prospects (including financial projections) of the Borrower and its Subsidiaries.

                  (o) Additional Loan Parties. Each Loan Party shall execute and deliver, and shall cause any newly organized or acquired Subsidiary of such Loan Party to execute and deliver, as applicable, to the Agent as promptly as practicable and in any event within 10 days after the organization or acquisition of such Subsidiary (i) a security agreement supplement in the form of Exhibit B to the Third Amended and Restated Security Agreement, (ii) a guaranty supplement in the form of Exhibit A to the Subsidiary Guarantee unless the delivery thereof would have adverse tax consequences for such Subsidiary and such Loan Party has provided to the Agent written notice acceptable to the Agent of such adverse consequences, and (iii) such other documents, agreements, certificates or instruments as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent, and to take all such other actions that may be necessary or that the Agent may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted by such security agreement (granting a security interest in the receivables, inventory, deposit accounts, equipment, intellectual property and other assets of such Subsidiary) of such Subsidiary to the Agent for the benefit of the Lender Parties or to enable the Agent to exercise and enforce its rights and remedies thereunder.

                  (p) Interest Rate Hedging. Enter into on or prior to April 15, 1999, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Lender Parties, covering a notional amount of not less than 75% of the Term Commitments and providing for such Persons to make payments thereunder for a period of not less than three years to the extent of increases in interest rates greater than 3.00% above the weighted average Eurodollar Rate for an Interest Period of one month on the date hereof.

                  (q) Further Assurances. (i) Promptly upon request by the Agent, or any Lender Party through the Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon the request by the Agent, or any Lender Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register, re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Lender Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
         (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, and

                  (iii) Use reasonable best efforts to cause the due execution of the Junior Noteholders Undertaking by 100% of all of the holders of the Junior Notes.

                  SECTION 5.02. Negative Covenants. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder:

                  (a) Liens, Etc. None of the Loan Parties shall at any time create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens and Permitted Encumbrances;

                           (iii) solely in the case of the Borrower and its
                  Subsidiaries, Liens described on Schedule 5.02(a)(iii) hereto;

                           (iv) solely in the case of the Borrower and its
                  Subsidiaries, Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(A); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (v) solely in the case of the Borrower and its
                  Subsidiaries, purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(iii)(A) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (vi) solely in the case of the Borrower and its
                  Subsidiaries, the filing of financing statements solely as a precautionary measure in connection with operating leases;

                           (vii) solely in the case of the Borrower and its
                  Subsidiaries, Liens not otherwise permitted under this Section 5.02(a) securing Debt or other liabilities or obligations of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $200,000 at any time outstanding;

                           (viii) solely in the case of the Borrower and its
                  Subsidiaries, the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                           (ix) Liens on Ex-Cell Program Receivables in favor of
                  any Ex-Cell Program Purchaser created under the Ex-Cell Factoring Program.

                  (b) Debt. None of the Loan Parties shall at any time create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i)      in the case of Universal:

                                    (A)     the Junior Notes;

                                    (B)     the Stirling Notes; and

                                    (C) Debt under the Loan Documents.

                           (ii)     in the case of the Borrower:

                                    (A)     the Subordinated Notes;

                                    (B) Debt owed to any Subsidiary of the
                           Borrower; provided, however, that such obligation (1) is subject to an intercompany subordination agreement in substantially the form of Exhibit H hereto (an "INTERCOMPANY SUBORDINATION AGREEMENT") executed by the Borrower and each such Subsidiary and (2) is evidenced by a promissory note in form and substance reasonably satisfactory to the Agent, which shall be pledged under the terms of the Collateral Documents to the Agent, on behalf of the Secured Parties, immediately upon its creation; and

                                    (C) any promissory note delivered in
                           connection with any earn-out payment as contemplated by Section 3.02 of the AmPac Stock Purchase Agreement; provided that (1) any such promissory note shall be on terms and conditions acceptable to the Agent and (2) any such promissory note shall have been extinguished within 10 days of its issuance.

                           (iii)    in the case of the Borrower and its
                           Subsidiaries,

                                    (A) Capitalized Leases and Debt secured by
                           Liens permitted by Section 5.02(a)(v) not to exceed in the aggregate $8,000,000 at any time outstanding and the amortization of which shall not exceed $1,600,000 in any 12-Fiscal Month period,

                                    (B)     Debt under the Loan Documents;

                                    (C) Debt owed (I) to the Borrower by any
                           wholly owned U.S. Subsidiary or any wholly owned Canadian Subsidiary that is a Loan Party, (II) to Ex-Cell by Ex-Cell Bentonville, and (III) to the Borrower or any Subsidiary and constituting Investment allowed pursuant to Section 5.02(f)(v)(D); provided, however, that such Debt shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Agent, which shall be pledged under the terms of the Collateral Documents to the Agent, on behalf of the Secured Parties, immediately upon its creation;

                                    (D) Surviving Debt identified on Part
                           (ii)(A) of Schedule 3.01(h) of the Borrower and its Subsidiaries;

                                    (E) indorsement of negotiable instruments
                           for deposit or collection or similar transactions in the ordinary course of business;

                                    (F) other unsecured Debt not otherwise
                           permitted under this Section 5.02(b) aggregating not more than $1,000,000 at any one time outstanding; and

                                    (G) Debt incurred by Ex-Cell under the
                           Ex-Cell Program Agreement.

                  (c) Capital Expenditures. None of the Loan Parties shall make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                     Fiscal Year                     U.S. Dollar Amount
                     -----------                     ------------------

                   Fiscal Year 1999                     $8,200,000

                   Fiscal Year 2000                     $6,800,000

                   Fiscal Year 2001                     $6,800,000

                   Fiscal Year 2002                     $6,800,000

                   Fiscal Year 2003                     $6,800,000

                   Fiscal Year 2004                     $6,800,000

         ; provided, however, that if at the end of any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the "EXCESS AMOUNT"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount (such amount being referred to herein as the "CARRY OVER AMOUNT") equal to the lower of (i) the Excess Amount and
         (ii) 50% of the amount specified for such prior Fiscal Year.

                  (d) Mergers, Etc. None of the Loan Parties shall at any time merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Borrower may consummate the Transaction, (ii) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned U.S. Subsidiary of the Borrower (iii) any Foreign Subsidiary of the Borrower may merge into or consolidate with any other Foreign Subsidiary of the Borrower provided that in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, and
         (iv) any wholly owned U.S. Subsidiary of the Borrower may merge into or consolidate with the Borrower provided that, in the case of any such merger or consolidation, the Borrower shall be the surviving Person.

                  (e) Sales, Etc. of Assets. None of the Loan Parties shall at any time sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i)  sales of Inventory (including, without
                  limitation, sales of obsolete or slow-moving Inventory) in the ordinary course of its business;

                           (ii) sales of assets for cash and for fair value in
                  an aggregate amount not to exceed $500,000 in any Fiscal Year;

                           (iii)dispositions of condemned or damaged property;

                           (iv) licenses of patents, trademarks, trade names,
                  service marks and copyrights in the ordinary course of business;

                           (v) in a transaction otherwise permitted by Section 5.02(d); and

                           (vi) sales of Ex-Cell Program Receivables in
                  accordance with the terms and conditions of the Ex-Cell Program Agreement.

                  (f) Investments in Other Persons. None of the Loan Parties shall at any time make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                           (i) loans and advances by the Borrower and its
                  Subsidiaries to its employees in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                           (ii) Investments by the Borrower and its Subsidiaries
                  in Cash Equivalents, provided that, to the extent such Investments in Cash Equivalents exceed $750,000 in aggregate principal amount at any time outstanding, the Agent shall have, for the benefit of the Secured Parties, a valid perfected first priority security interest in the Cash Equivalents in excess of $750,000, and the Borrower shall take all such action as the Agent may deem necessary or desirable to perfect and protect such security interest;

                           (iii) Investments existing on the Third Restatement
                  Date and described on Schedule 4.01(ii) hereto;

                           (iv) refundable advances and deposits required to be
                  made in the ordinary course of business by the Borrower and its Subsidiaries;

                           (v) Investments (A) by the Borrower existing on the
                  Third Restatement Date; (B) by the Borrower in any wholly owned U.S. Subsidiary or Canadian Subsidiary of the Borrower that is a Loan Party; (C) by the Borrower or any other Loan Party in any Related Textile Business or non-Canadian Foreign Subsidiary in an aggregate amount not to exceed $5,000,000 from the Third Restatement Date; provided, however, that any such Related Textile Business shall become a wholly owned Subsidiary of the Borrower or a joint venture in which the

                  Borrower has control; provided, further, that, in the case of each of clauses (B) and (C), no Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;

                           (vi) in the case of the Borrower or any of its
                  Subsidiaries, Investments consisting of equity or debt in any obligor of a receivable owing to the Borrower or any of its Subsidiaries in a bankruptcy action involving such obligor and which were received by the Borrower or any of its Subsidiaries in satisfaction of such obligor's obligations to the Borrower and its Subsidiaries; and

                           (vii) Investments not otherwise permitted under this
                  Section 5.02(f) in an aggregate amount not to exceed $250,000 at any time outstanding.

                  (g) Dividends, Etc. None of the Loan Parties shall at any time declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that:

                           (i) any Subsidiary of the Borrower may declare and pay cash dividends to the Borrower or any of its U.S. wholly owned Subsidiaries;

                           (ii) in any month in which the semiannual interest
                  obligations of Universal under the Split-Pay Note become due and payable, the Borrower may declare and pay cash dividends to Universal for the sole purpose of enabling Universal to pay its interest obligations under the Split-Pay Note which become due and payable in such month; provided, however, that (A) Universal shall not have the right to pay such interest in-kind (including, without limitation, in the form of additional notes) or otherwise defer the payment of such interest in cash; (B) the aggregate amount of such cash dividends paid in any six-month period by the Borrower to Universal for such purposes shall not exceed $300,000 and (C) no Default shall have occurred and be continuing at the time such cash dividends are paid or would result therefrom;

                           (iii) the Borrower may declare and pay cash dividends
                  to Universal for the sole purpose of enabling Universal (A) to pay taxes, (B) to pay expenses incurred in the ordinary course of business in an aggregate amount not to exceed $150,000 in any Fiscal Year and (C) to satisfy Universal's obligations under the Management Stock Option Plan Agreement to purchase, and Universal may purchase or redeem, shares of its stock held by any of its employees upon the death or termination of such employee in exchange for cash and other consideration in an aggregate amount not to exceed $300,000; provided, however, that in the case of clause
                  (C) no Default shall have occurred and be continuing at the time such cash dividends are paid or would result therefrom;

                           (iv) Universal may issue shares of, or options to
                  purchase, its capital stock to members of its senior management pursuant to the terms of the Management Stock Option Plan Agreement; provided, however, that the number of shares of capital stock of Universal which may be issued in connection with the Management Stock Option Plan Agreement shall not exceed 5% of the total number of shares of capital stock of Universal issued and outstanding at any time on a fully diluted basis.

                           (v) Universal may issue or sell capital stock to any
                  Person for not less than fair market value, provided that the Net Cash Proceeds of all such issuances or sales (other than such Net Cash Proceeds received pursuant to clause (v) above) is contributed by Universal to the Borrower and the Borrower applies such Net Cash Proceeds to the prepayments of Advances pursuant to Section 2.06(b)(ii);

                           (vi) Universal may issue stock for all or a portion
                  of the consideration paid in connection with the acquisition of a Related Textile Business in accordance with Section 5.02(f)(v) to the seller or sellers of such Business; and

                           (vii) Universal may declare and make stock dividends
                  payable in shares of its common stock.

                  (h) Change in Nature of Business. None of the Loan Parties shall at any time engage, or permit any of its Subsidiaries to engage, in any business other than the manufacturing of home textiles and specialty textiles and other activities incidental thereto, including, without limitation, the ownership of properties incidental to such businesses.

                  (i) Charter Amendments. None of the Loan Parties shall at any time amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws unless agreed to by the Agent in writing in advance of any such amendment.

                  (j) Accounting Changes. None of the Loan Parties shall at any time make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year, except, in connection with any Subsidiary acquired by a Loan Party, such changes to such Subsidiary's accounting policies, reporting practices or Fiscal Year as are required to conform such Subsidiary's accounting policies, reporting practices or Fiscal Year to the accounting policies, reporting practices and Fiscal Year of such Loan Party.

                  (k) Prepayments, Etc., of Debt. None of the Loan Parties shall at any time (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (x) the prepayment of the Advances in accordance with the terms of this Agreement, (y) regularly scheduled or required repayments or redemptions of Surviving Debt of the Borrower and its Subsidiaries (other than the Subordinated Notes) and (z) the prepayment of Debt under the Accounts Receivable Management Agreement, or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                  (l) Amendment, Etc., of Related Documents. None of the Loan Parties shall at any time cancel or terminate any or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of such Loan Party thereunder or that would impair the rights or interests of the Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                  (m) Negative Pledge. None of the Loan Parties shall at any time enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties, (ii) in connection with any Debt secured by Capitalized Leases and purchase money Liens, in each case, to the extent permitted under Section 5.02(b)(iii)(A) only with respect to the specific assets referred to in such Section 5.02(b)(iii)(A), (iii) in connection with the Subordinated Notes and (iv) in the case of Ex-Cell, in connection with the Ex-Cell Factoring Program.

                  (n) Partnerships. None of the Loan Parties shall at any time become a general partner in any general or limited partnership or joint venture (other than in a joint venture in which such Loan Party has control and has made an Investment in accordance with Section 5.02(f)(v)), or permit any of its Subsidiaries to do so.

                  (o) Other Transactions. None of the Loan Parties shall at any time engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

                  SECTION 5.03. Reporting Requirements. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agent and the Lender Parties:

                  (a) Default and Prepayment Notices. (i) As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 11:00 A.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "PREPAYMENT Date"), written notice of the principal amount of such prepayment (the "PREPAYMENT AMOUNT") and the applicable Prepayment Date. Each such notice (a "PREPAYMENT NOTICE") shall be by telex or telecopier or otherwise as provided in Section 8.02.

                  (b) Monthly Financials. As soon as available and in any event no later than 30 days, or, if such Fiscal Month ends any time during the first nine Fiscal Months in the 1999 Fiscal Year or in any other Fiscal Year and is the last month in a Fiscal Quarter, 45 days, after the end of each Fiscal Month thereafter, a Consolidated and consolidating balance sheets of each Loan Party and its Subsidiaries as of the end of such Fiscal Month and Consolidated and consolidating statements of income and cash flow of such Loan Party and its Subsidiaries for the period commencing at the end of the previous Fiscal Month and ending with the end of such Fiscal Month and Consolidated and consolidating statements of income and cash flow of such Loan Party and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, setting forth in each case in comparative form the corresponding figures for the corresponding Fiscal Month of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year end audited adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the most recent annual audit, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Loan Party has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by such Loan Party in determining the Total Leverage Ratio, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP, (iv) copies of any management discussions distributed to any member of the Investor Group other than Thomas O'Gorman, and (v) [consolidating financial information of Universal]; provided, however, that in respect of each Fiscal Month ending in March, June, September and December, the Borrower shall furnish to the Lender Parties a schedule in form satisfactory to the Agent of the computations used by each Loan Party in determining compliance with the covenants contained in Section 5.04.

                  (c) Annual Financials. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for each Loan Party and its Subsidiaries, including therein Consolidated and consolidating balance sheets of such Loan Party and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and cash flow of such Loan Party and its Subsidiaries for such Fiscal Year, in each case accompanied, with respect to such Consolidated financial statements, by an opinion acceptable to the Required Lenders of PriceWaterhouse Coopers or other independent public accountants of recognized standing acceptable to the Required Lenders, together with
         (x) a certificate of the chief financial officer of such Loan Party stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Loan Party has taken and proposes to take with respect thereto, (y) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (z) copies of management discussions distributed to any member of the Investor Group other than Thomas O'Gorman.

                  (d) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of such Loan Party, in form satisfactory to the Agent, of Consolidated balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended.

                  (e) ERISA Events and ERISA Reports. Promptly and in any event within 15 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

                  (f) Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (g) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (h) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

                  (i) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j).

                  (j) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (k) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the Debt of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (l) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Related Documents as the Agent may reasonably request.

                  (m) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which a Loan Party is a member aggregating $250,000 or more.

                  (n) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could be reasonably expected to have a Material Adverse Effect.

                  (o) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(gg) and 4.01(hh) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (p) Borrowing Base Certificate. As soon as available and in any event within 15 Business Days after the end of each Fiscal Month, a Borrowing Base Certificate of the Borrower and its Subsidiaries, taken as a whole, as at the end of such Fiscal Month, certified by the chief financial officer of the Borrower.

                  (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Agent) may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder, the Borrower and its Subsidiaries will:

                  (a) Leverage Ratios. (i) Maintain a Total Leverage Ratio as of the end of each Rolling Period ended during each Fiscal Quarter of each Fiscal Year set forth below of not more than the ratio set forth below for each Rolling Period ended during each such Fiscal Quarter:

                    Fiscal Month                Ratio
                    ------------                -----

                    March 1999                5.85:1.00

                    June 1999                 5.85:1.00

                    Sep 1999                  5.85:1.00

                    Dec 1999                  5.85:1.00

                    March 2000                5.85:1.00

                    June 2000                 5.85:1.00

                    Sep 2000                  5.85:1.00

                    Dec 2000                  5.85:1.00

                    March 2001                5.85:1.00

                    June 2001                 5.65:1.00

                    Sep 2001                  5.65:1.00

                    Dec 2001                  5.35:1.00

                    March 2002                5.35:1.00

                    June 2002                 5.35:1.00

                    Sep 2002                  5.10:1.00

                    Dec 2002                  5.10:1.00

                    March 2003                4.85:1.00

                    June 2003                 4.85:1.00

                    Sep 2003                  4.60:1.00

                    Dec 2003                  4.60:1.00

                    March 2004                4.35:1.00

                    June 2004                 4.35:1.00

                    Fiscal Month                Ratio
                    ------------                -----

                    Sep 2004                  4.35:1.00

                    Dec 2004                  4.35:1.00

                           (i) Maintain a Senior Leverage Ratio as of the end of each Rolling Period ended during each Fiscal Quarter of each Fiscal Year set forth below of not more than the ratio set forth below for each Rolling Period ended during each such Fiscal Quarter:

                    Fiscal Month              Ratio
                    ------------              -----

                    March 1999                3.70:1.00

                    June 1999                 3.70:1.00

                    Sep 1999                  3.70:1.00

                    Dec 1999                  3.70:1.00

                    March 2000                3.70:1.00

                    June 2000                 3.70:1.00

                    Sep 2000                  3.70:1.00

                    Dec 2000                  3.70:1.00

                    March 2001                3.70:1.00

                    June 2001                 3.50:1.00

                    Sep 2001                  3.50:1.00

                    Dec 2001                  3.25:1.00

                    March 2002                3.25:1.00

                    June 2002                 3.25:1.00

                    Sep 2002                  3.00:1.00

                    Dec 2002                  3.00:1.00

                    March 2003                2.75:1.00

                    June 2003                 2.75:1.00

                    Sep 2003                  2.50:1.00

                    Dec 2003                  2.50:1.00

                    March 2004                2.25:1.00

                    June 2004                 2.25:1.00

                    Sep 2004                  2.25:1.00

                    Dec 2004                  2.25:1.00

                  (b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of 1.05 to 1.00 as of the end of each Rolling Period.

                  (c) Interest Coverage Ratio. Maintain an Interest Coverage Ratio as of the end of each Rolling Period ended during each Fiscal Quarter in each Fiscal Year set forth below of not less than the ratio set forth below for each Rolling Period ended during each such Fiscal
         Quarter:


                    Fiscal Month              Ratio
                    ------------              -----

                    March 1999                1.65:1.00

                    June 1999                 1.65:1.00

                    Sep 1999                  1.65:1.00

                    Dec 1999                  1.65:1.00

                    March 2000                1.70:1.00

                    June 2000                 1.70:1.00

                    Sep 2000                  1.75:1.00

                    Dec 2000                  1.75:1.00

                    March 2001                1.75:1.00

                    June 2001                 1.75:1.00

                    Sep 2001                  1.75:1.00

                    Dec 2001                  1.90:1.00

                    March 2002                1.90:1.00

                    June 2002                 1.90:1.00

                    Fiscal Month              Ratio
                    ------------              -----

                    Sep 2002                  2.00:1.00

                    Dec 2002                  2.00:1.00

                    March 2003                2.00:1.00

                    June 2003                 2.00:1.00

                    Sep 2003                  2.25:1.00

                    Dec 2003                  2.25:1.00

                    March 2004                2.25:1.00

                    June 2004                 2.25:1.00

                    Sep 2004                  2.50:1.00

                    Dec 2004                  2.50:1.00


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) the Borrower shall fail to pay any principal of, or interest on, any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) any Loan Party or, if applicable, any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (g), (l), (m) or (o), 5.02, 5.03 or 5.04; or

         (d) any Loan Party or, if applicable, any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 Business Days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof shall have been given to any Loan Party by the Agent or any Lender Party; or

         (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
 be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

         (f)      there shall occur any Material Adverse Change; or

         (g) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

         (h) any judgment or order for the payment of money in excess of $1,000,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (j) any provision of any Loan Document after delivery thereof pursuant to Sections 3.01, 5.01(m) or 5.01(o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

         (k) any Collateral Document after delivery thereof pursuant to Sections 3.01, 5.01(m) or 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in a material portion of Collateral purported to be covered thereby; or

         (l) (i) the Investor Group or any member thereof shall sell or otherwise transfer 10% or more of its shares of capital stock of Universal (other than, solely in the case of CVC, any sale or transfer to 399 Venture Partners, Inc., Court Square Capital, Ltd., or Citicorp Capital Investors, Ltd., each of which is a Delaware corporation and a wholly owned Subsidiary of Citibank, N.A.), (ii) at any time prior to an initial public offering of Universal, the Investor Group shall cease to be the record and beneficial owner of at least 57% of the fully diluted Voting Stock of Universal, (iii) at any time from and after an initial public offering of Universal, the Investor Group shall cease to be the record and beneficial owner of at least 40% of the fully diluted Voting Stock of Universal, (iv) any Person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Investor Group) shall own or control more than 30% of the fully diluted Voting Stock of Universal, or (v) any Person or two or more Persons acting in concert (other than the Investor Group) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Universal; or

         (m) (i) Universal shall cease to own 100% of the Equity Interests of the Borrower or (ii) any Person other than the Borrower shall own any of the Equity Interests of any of its Subsidiaries; or

         (n) Any Loan Party or any ERISA Affiliate shall incur or could be reasonably expected to incur liability in excess of $1,000,000 in the aggregate as a result of one or more of the following and any Loan Party could be reasonably expected to be required to make a payment in respect of such amount:
 (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan; or
 (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, and upon the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.


                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge
Bank) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in, or in connection with, the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. BNP and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, BNP shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the term "Lender Party" or "Lenders" shall, unless otherwise expressly indicated, include BNP in its individual capacity. BNP and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP were not the Agent and without any duty to account therefor to the Lender Parties.

         SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and, based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and (d) their respective Unused Working Capital Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation, or proceeding is brought by the Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

(b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties,
(b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) their respective unused portions of their Term Commitments at such time plus (d) their respective Unused Working Capital Commitments at such time. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent provided that, so long as the consent of the Borrower is not unreasonably withheld, the Borrower shall have the right to consent to any such successor Agent (other than a successor Agent that is a Lender at such time with a commitment of at least $5,000,000 and a combined capital and surplus of at least $500,000,000). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent provided that, so long as the consent of the Borrower is not unreasonably withheld, the Borrower shall have the right to consent to any such successor Agent (other than a successor Agent that is a Lender at such time with a commitment of at least $5,000,000 and a combined capital and surplus of at least $500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 7.07 Agents. The designation of Fleet National Bank as Syndication Agent and LaSalle National Bank as Documentation does not confer any rights or impose any obligations in addition to those rights and obligations applicable to the Lenders generally.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders, the Agents and each Lender that has a Commitment under the Term A Facility, Term B Facility or Working Capital Facility if affected by such amendment, waiver or consent,
(i) increase the Commitments of such Lender, or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

         SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to the Borrower, at 111 West 40th Street, New York, NY 10018, Attention: Chief Executive Officer, telecopier no. (212) 391-2341; if to any Restatement Lender or the Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Agent, at its address at 499 Park Avenue, New York, New York 10022, Attention: Structured Finance Group, telecopier number (212) 418-8269; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of outside counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the

Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction and any of the other transactions contemplated hereby) by the Borrower or any of its Subsidiaries or Affiliates or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of the completion of syndication by the Agent as contemplated by Section 2.02(c), a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by

Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Restatement Lender and the Issuing Bank that such Restatement Lender and the Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07. Assignments and Participations. (a) Each Lender may, upon at least five Business Days' notice to the Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any one Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Agent until the Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000.

          (b) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,000.

         (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (e) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower shall, at its own expense, execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

         (g) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.10. Confidentiality. Neither the Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and
(c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

         SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 8.12. Final Agreement. This written agreement and the other Loan Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

         SECTION 8.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           THE BORROWER


                               GLENOIT CORPORATION


                               By /s/ Lester D. Sears
                                  ---------------------------------
                                     Name:  Lester D. Sears
                                     Title: EVP and CEO


                           THE AGENT, ISSUING BANK AND SWING LINE BANK

                               BANQUE NATIONALE DE PARIS,
                                 as Agent, Issuing Bank and Swing Line Bank

                               By /s/ Alan Mustacchi
                                  ---------------------------------
                                     Name:  Alan Mustacchi
                                     Title: Director



                               By /s/ John Capperella
                                  ---------------------------------
                                     Name:  John Capperella
                                     Title: VP


                           THE RESTATEMENT LENDERS

                               BANQUE NATIONALE DE PARIS



                               By /s/ Alan Mustacchi
                                  ---------------------------------
                                     Name:  Alan Mustacchi
                                     Title: Director


                               By /s/ John Capperella
                                  ---------------------------------
                                     Name:  John Capperella
                                     Title: VP

                               CENTURA BANK


                               By /s/ Lowry D. Perry
                                  ---------------------------------
                                     Name:  Lowry D. Perry
                                     Title: Bank Officer

                               FIRST SOURCE FINANCIAL, LLP.


                               By /s/ John P. Phacker
                                  ---------------------------------
                                     Name:  John P. Phacker
                                     Title: Senior VP

                               FLEET BANK, N.A.


                               By /s/ Steven R. Navarro
                                  ---------------------------------
                                     Name:  Steven R. Navarro
                                     Title: Senior VP

                               LASALLE NATIONAL BANK


                               By /s/ Brad Farris
                                  ---------------------------------
                                     Name:  Brad Farris
                                     Title: Assistant VP